Exhibit 4.3

EXECUTION VERSION

MERCEDES-BENZ VEHICLE TRUST,
as Borrower,

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Administrative Agent,

COLLATERAL TITLE CO.,
as Collateral Agent,

and

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Lender and as Servicer

SECOND AMENDED AND RESTATED
COLLATERAL AGENCY AGREEMENT

Dated as of May 1, 2023

TABLE OF CONTENTS

		Page
ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE; EFFECTIVENESS

Section 1.01.	Capitalized Terms; Rules of Usage	2
Section 1.02.	Effectiveness	2

ARTICLE TWO

THE REVOLVING FACILITY

Section 2.01.	Amount and Terms of the Revolving Facility	3
Section 2.02.	Appointment to Act as Borrower’s Agent	4
Section 2.03.	Interest on the Revolving Facility	4
Section 2.04.	Funds; Manner of Payment	5
Section 2.05.	Calculation of Interest on the Revolving Facility and the Exchange Notes	5

ARTICLE THREE

APPOINTMENT OF COLLATERAL AGENT AND GRANT OF SECURITY

Section 3.01.	Appointment of Collateral Agent; Duties of Collateral Agent	6
Section 3.02.	Security Interest	8
Section 3.03.	Release of Collateral	8
Section 3.04.	Representations and Warranties	9

ARTICLE FOUR

THE EXCHANGE NOTES

Section 4.01.	Issuance of Exchange Notes; Form	11
Section 4.02.	Execution, Authentication and Delivery of Exchange Notes	12
Section 4.03.	Registration; Registration of Transfer and Exchange; Registered Pledges	13
Section 4.04.	Mutilated, Destroyed, Lost or Stolen Exchange Notes	16
Section 4.05.	Payment of Principal and Interest	17
Section 4.06.	Cancellation of Exchange Notes	18
Section 4.07.	Acceptance of Terms of this Agreement	18

ARTICLE FIVE

BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01.	Existence	19
Section 5.02.	Protection of Collateral	19

i

Page

EXHIBITS

Exhibit A	–	Form of Exchange Note	A-1
Exhibit B	–	Determination of Revolving Facility Interest Rate	B-1
Exhibit C	–	Form of Transferee Representation Letter	C-1
Exhibit D	–	Form of Power of Attorney in favor of the Collateral Agent Administrator	D-1
Exhibit E	–	Form of Certificate of Security Agreement	E-1

SCHEDULES

Schedule 1 – Representations and Warranties as to Security Interest Matters			S‑1

APPENDICES

Appendix A – Usage and Definitions			AA-1

This SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of May 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust, as borrower (the “Borrower”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as administrative agent and not in its individual capacity (the “Administrative Agent”), and COLLATERAL TITLE CO., a Delaware corporation, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “Titling Trust Agreement”), among MBFS USA, Mercedes-Benz Trust Holdings LLC and BNY Mellon Trust of Delaware, Mercedes-Benz Vehicle Trust, a Delaware statutory trust (the “Titling Trust”), was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, the Titling Trust Agreement provides for the creation from time to time of one or more “specified interests” to which certain Titling Trust Assets will be allocated, including a specified interest known as the “Mercedes-Benz Retail Specified Interest”;

WHEREAS, the Titling Trust is the successor by merger to Daimler Trust pursuant to the Titling Trust Merger Documents;

WHEREAS, the Titling Trust (as successor by merger to Daimler Trust), the Lender, the Servicer, the Administrative Agent and the Collateral Agent are parties to an Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Original Collateral Agency Agreement”), pursuant to which the Lender makes advances to the Titling Trust from time to time to acquire Titling Trust Assets allocated to the “Mercedes-Benz Retail Specified Interest” (which pursuant to the Titling Trust Merger Documents was issued in exchange for and in replacement of the “Daimler Retail Specified Interest” previously issued by Daimler Trust);

WHEREAS, the Original Collateral Agency Agreement provides that the Lender may from time to time exchange all or a portion of its advances for an exchange note, payments in respect of which shall be made from collections on the leases and vehicles allocated to a related reference pool of Titling Trust Assets allocated to the Mercedes-Benz Retail Specified Interest, which exchange note may collateralize secured financings; and

WHEREAS, the parties hereto desire to amend and restate the Original Collateral Agency Agreement to reflect the Titling Trust as successor by merger to Daimler Trust and to address certain other matters set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto amend and restate the Original Collateral Agency Agreement in its entirety and agree as follows:

ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE; EFFECTIVENESS

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)          Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to any Exchange Note Supplement delivered pursuant to this Agreement are defined in Appendix A to this Agreement, which Appendix A is hereby incorporated into and made a part of this Agreement.  Appendix A also contains rules as to usage applicable to this Agreement.

(b)          Except as otherwise indicated by the context, all references herein to (i) “Leases” shall be to Collateral Leases and (ii) “Vehicles” shall be to Collateral Vehicles.

Section 1.02.  Effectiveness.  The amendments to the Original Collateral Agency Agreement effected hereby shall be effective as of the Effective Date, or with respect to any Exchange Note issued prior to the Effective Date, upon compliance with the amendment terms set forth in the related Exchange Note Supplement.

ARTICLE TWO

THE REVOLVING FACILITY

Section 2.01.  Amount and Terms of the Revolving Facility.

(a)          During the Revolving Period, the Lender will make advances (“Advances”) from time to time to the Borrower on the terms and conditions set forth in this Agreement.  The proceeds of each Advance will be used by the Borrower to purchase one or more Leases and related Vehicles that shall be allocated to the Mercedes-Benz Retail Specified Interest.  Each such Lease and Vehicle will be maintained in accordance with the Servicing Agreement.  The Advances will be repaid and further Advances may be made on a revolving basis in accordance with this Agreement.  The payment of interest on, and principal of, the Advances will constitute the obligations of the Borrower.  No Advance will be made (i) on a day other than a Business Day, (ii) if, after such Advance, the Revolving Facility Balance would exceed either (A) the Facility Amount or (B) the Borrowing Base or (iii) on or after the termination of the Revolving Period.

(b)          The Borrower agrees to repay the Advances on the terms and conditions set forth in this Agreement.  The Administrative Agent will record on its books the Revolving Facility Balance from time to time based on the Monthly Revolving Facility Reports provided by the Servicer, and taking into account reductions in the Revolving Facility Balance due to the issuance of new Exchange Notes.  The failure of the Administrative Agent to make, or any error in making, any such recordation will not affect the obligations of the Borrower with respect to the Revolving Facility or the Advances.

(c)          The outstanding Revolving Facility Balance from time to time will be repaid on each Payment Date in the manner and in the amount set forth in Section 10.02.  Notwithstanding the foregoing, the Borrower may make an optional prepayment of all or a portion of the Revolving Facility Balance, together with accrued but unpaid interest thereon to the date of prepayment, upon not less than one Business Day’s notice to the Lender.  A mandatory principal payment will be due on the Revolving Facility Balance on each Payment Date in an amount equal to the Revolving Facility Principal Distributable Amount.  The Revolving Facility Balance will become due and payable on the Facility Termination Date.  The Borrower will pay interest on the Revolving Facility Balance until the principal amount thereof is paid in full at the rates and pursuant to the terms set forth in Section 2.03.

(d)          The Lender will make available to the Borrower the amount of each Advance by remittance or deposit of the amount of such Advance at the direction of the Borrower, or the Servicer, acting on behalf of the Borrower pursuant to Section 2.02 (which in each case may include remittance directly to the Dealer originating the Lease and the related Vehicle purchased with such Advance).

(e)          The Revolving Period may be terminated upon not less than 30 Business Days’ prior notice to (i) the Borrower and the Administrative Agent, by the Lender, in its sole discretion, or (ii) the Lender and the Administrative Agent, by the Borrower, in its sole discretion.  At the request of the Borrower, the Lender, in its sole discretion, may extend the Facility Termination Date by notifying the Borrower of the new Facility Termination Date.  If no such notice is received by the Borrower by the close of business on the 10th calendar day prior to the then-current Facility Termination Date, the Lender will be deemed to have declined the request of the Borrower and the Facility Termination Date will not be so extended.

(f)          At the request of the Borrower, the Lender, in its sole discretion, may increase the Facility Amount by notifying the Borrower and the Administrative Agent of the new Facility Amount.  The Facility Amount may be reduced by (i) the Lender, in its sole discretion, upon not less than 30 Business Days’ prior notice to the Borrower and the Administrative Agent and (ii) the Borrower, in its sole discretion, by notice to the Lender and the Administrative Agent; provided, that in each case, the new Facility Amount may not be less than the Revolving Facility Balance.

Section 2.02.  Appointment to Act as Borrower’s Agent.  The Borrower appoints the Servicer (but only for so long as MBFS USA is the Servicer, in the case of clause (i) below) as its agent for the following purposes: (i) selecting the amount of each Advance, (ii) arranging for payment by the Borrower of the Secured Obligations, (iii) causing the repayment and prepayment of the Advances as required or permitted pursuant to Section 2.04 and (iv) at the direction of the Borrower, executing on behalf of the Borrower and delivering to the Lender all notices, requests, demands or similar items required or permitted to be provided under this Agreement.  The Borrower irrevocably agrees that (i) the Borrower will be bound by all actions of the Servicer taken pursuant to this Section, (ii) the Lender, the Collateral Agent and the Administrative Agent are authorized to accept any payment, notice, request, demand or similar item required or permitted under this Agreement from the Servicer on behalf of the Borrower and (iii) the execution and delivery by the Servicer to the Lender, the Collateral Agent or the Administrative Agent of any notice, request, demand or similar item or the taking by the Servicer of any other action described in this Section will be conclusive evidence, as among the Borrower, the Lender, the Collateral Agent and the Administrative Agent, of the Servicer’s authority to execute and deliver such notice, request, demand or similar item or take such other action on behalf of the Borrower under this Agreement.

Section 2.03.  Interest on the Revolving Facility.

(a)          Except as otherwise provided in this Agreement, the Revolving Facility Balance will bear interest for each Interest Period until the principal amount thereof has been paid in full, at a rate per annum equal to the applicable Revolving Facility Interest Rate for such Interest Period.

(b)          Except as otherwise provided in this Agreement, all accrued and unpaid interest, in an amount equal to the related Revolving Facility Interest Distributable Amount, for each Interest Period will be payable in arrears on the related Payment Date during the term of this Agreement.  Interest on the Revolving Facility will be computed in the manner set forth in Exhibit B.  All accrued and unpaid interest with respect to the Revolving Facility will be due and payable on the Facility Termination Date.  The Advance Rate, and the terms set forth on Exhibit B that are used to determine the Revolving Facility Interest Rate, each may be modified from time to time by agreement between the Borrower and the Lender.

Section 2.04.  Funds; Manner of Payment.

(a)          All amounts to be paid by or on behalf of the Borrower to the Lender under this Agreement will be paid by the deposit of such amounts, to the account designated by the Lender, in immediately available funds in Dollars, on the date on which such amount is due.  If the date for any payment or prepayment under this Agreement is extended by operation of law or otherwise, interest with respect thereto will be payable at the then-applicable Revolving Facility Interest Rate during such extension period.

(b)          As provided in Section 5.01(a) of the Basic Servicing Agreement, so long as MBFS USA remains both the Lender and the Servicer, MBFS USA may retain for its own account Collections on the Revolving Facility Pool to pay amounts payable to the Lender or the Servicer pursuant to Article Ten, and, to the extent of any such amounts so retained, the amounts due to the Servicer under the Basic Servicing Agreement or any Servicing Supplement or to the Lender under this Agreement will be deemed paid in full.  MBFS USA and the Borrower will, however, account for all payments and deposits separately in the same manner as if such amounts had been deposited into the Collection Account and distributed in the manner set forth in Article Ten on the applicable Payment Date.

Section 2.05.  Calculation of Interest on the Revolving Facility and the Exchange Notes.  The Lender will calculate for the Revolving Facility Balance the Revolving Facility Interest Rate for the related Interest Period (in each case, at a rate per annum rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward) and the amount of interest payable (rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date.  The determination of the Revolving Facility Interest Rate by the Lender will be final and binding upon all parties absent manifest error.  The Exchange Note Interest Rate on any Exchange Note will be calculated in the manner set forth in the related Exchange Note Supplement.

ARTICLE THREE

APPOINTMENT OF COLLATERAL AGENT AND GRANT OF SECURITY

Section 3.01.  Appointment of Collateral Agent; Duties of Collateral Agent.

(a)          The Lender appoints Collateral Title as Collateral Agent under this Agreement for the benefit of the Secured Parties.  Collateral Title accepts such appointment and agrees to perform the duties of the Collateral Agent under this Agreement.

(b)          The Collateral Agent will:

(i)          hold a security interest in the Collateral for the benefit of the Secured Parties;

(ii)         execute and deliver all supplements and amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) to:

(A)         maintain or preserve the security interest (and the priority of such security interest) granted under Section 3.02 or carry out the purposes of this Agreement;

(B)         perfect, publish notice of or protect the validity of any security interest granted pursuant to this Agreement;

(C)         enforce the Collateral; or

(D)         preserve and defend title to the Collateral and the rights of the Secured Parties in such Collateral against the claims of all Persons;

(iii)        if the Servicer determines, pursuant to Section 4.02(b) of the Basic Servicing Agreement, that liens in favor of the Collateral Agent on the Certificates of Title to the Vehicles are necessary or desirable, cause the Certificate of Title for each Vehicle to reflect “Collateral Title Co.”, or such substantially similar words as the relevant Registrar of Titles will accept, as the recorded lienholder or recorded holder of a security interest in such Vehicle;

(iv)        with respect to each Vehicle that is permitted or required by the Basic Documents to be sold or otherwise disposed of by the Borrower, take all action necessary to cause (A) the security interest granted pursuant to Section 3.02 in such Vehicle to be released and (B) if such Vehicle is a Collateral Agent Vehicle, the evidence of the Collateral Agent as lienholder on the related Certificate of Title to be removed;

(v)          take the actions required to be taken by the Collateral Agent pursuant to Article Six following a Facility Default, an Early Termination Event or an Exchange Note Default; and

(vi)         take the other actions required to be taken by the Collateral Agent under this Agreement.

(c)          The Borrower or the Titling Trust Administrator will pay the Collateral Agent as compensation for the Collateral Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrower and the Collateral Agent.  The Borrower or the Titling Trust Administrator will reimburse the Collateral Agent for all reasonable out-of-pocket expenses incurred by the Collateral Agent, including costs of collection and the reasonable compensation, expenses and disbursements of the Collateral Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, negligence or bad faith or arising from a breach of any representation or warranty made by the Collateral Agent in Section 3.04.  The obligations of the Borrower to the Collateral Agent pursuant to this subsection will survive the termination of this Agreement.

(d)          The Administrative Agent agrees for the benefit of the Collateral Agent, the other parties to this Agreement and the Exchange Noteholders to perform, on behalf of the Collateral Agent, all of the duties that the Collateral Agent is required to perform under this Agreement.  In addition, the Administrative Agent agrees to (i) maintain the Collateral Agent in existence in its State of organization, (ii) maintain all licenses, qualifications, authorizations and approvals from Governmental Authorities that are necessary or desirable to facilitate the performance of the Collateral Agent’s obligations under this Agreement and (iii) comply with, and take all actions as are necessary or appropriate to avoid any violation of, the articles of incorporation and the by-laws of the Collateral Agent.  The Collateral Agent will not be responsible for, nor have any liability with respect to any actions taken, or omitted to be taken, by the Administrative Agent on behalf of the Collateral Agent.  It is contemplated that, pursuant to the Administration Agreement, the Administrative Agent will delegate to the Collateral Agent Administrator certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to this subsection, and each party to this Agreement and each Exchange Noteholder (by accepting the related Exchange Note) consents to such delegation.  In order to facilitate performance of the duties of the Collateral Agent Administrator under the Administration Agreement, the Collateral Agent agrees to execute and deliver a power of attorney in favor of the Collateral Agent Administrator in substantially the form set forth as Exhibit D.

(e)          The Collateral Agent constitutes and irrevocably appoints the Administrative Agent and all Persons (including the Collateral Agent Administrator) to whom the obligations of the Administrative Agent under this Agreement are delegated, at all times from and after the date of this Agreement through the date on which this Agreement is terminated, as the true and lawful attorney of the Collateral Agent, with full power (in the name of the Collateral Agent or otherwise) to exercise all rights of the Collateral Agent, including the power and right to sign any document, agreement or instrument on behalf of the Collateral Agent in connection with such exercise of rights.  The power of attorney granted, and all authority conferred, pursuant to this subsection are granted and conferred solely to facilitate the performance of the Administrative Agent’s obligations under this Agreement and will be exercised solely in a manner consistent with this Agreement.  This power of attorney will be irrevocable as one coupled with an interest prior to the date on which this Agreement is terminated.  The rights granted under this subsection will terminate as to any Person upon the resignation or removal of such Person in the capacity of Administrative Agent and pass to any successor Administrative Agent that is appointed pursuant to this Agreement.

Section 3.02.  Security Interest.

(a)          The Borrower hereby mortgages, pledges and grants a security interest in all of the Borrower’s right, title and interest in, to and under the Collateral (whether now owned or existing or hereafter acquired or arising) to Collateral Title, as Collateral Agent for the benefit of the Secured Parties.  This Agreement shall constitute a security agreement under Applicable Law.  Such security interest includes all of the rights, powers and options (but none of the obligations) of the Borrower under the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Borrower or otherwise and generally to do and receive anything that the Borrower is or may be entitled to do or receive under, or with respect to, the Collateral.

(b)          The foregoing grant is made to secure the Secured Obligations for the benefit of the Secured Parties.  The Collateral Agent acknowledges such grant and agrees to perform the duties required in this Agreement so that the interests of the Secured Parties may be adequately and effectively protected.

(c)          The Borrower authorizes the Collateral Agent and counsel selected by the Servicer to file any Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest granted to the Collateral Agent under this Agreement and any Exchange Note Supplements.  Such financing statements may describe the Collateral in any manner as the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest granted to the Collateral Agent hereunder and thereunder.

Section 3.03.  Release of Collateral.

(a)          The Collateral Agent may, and when required by this Agreement will, execute instruments to release property from the security interest granted pursuant to Section 3.02, or convey the Collateral Agent’s interest in the same, in a manner and under circumstances consistent with this Agreement.  The Collateral Agent will release property from the security interest granted pursuant to Section 3.02 only pursuant to and in accordance with this Agreement.  The Collateral Agent may rely upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release.  Counsel rendering any such Opinion of Counsel may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Collateral Agent, in connection with any such action.

(b)          Except as otherwise provided in an Exchange Note Supplement or Servicing Supplement, the Collateral Agent will be deemed to release, and does release, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under a Vehicle, the proceeds thereof and the rights of the Borrower and/or MBFS USA (individually or as Servicer) under any contract or agreement for the sale or other disposition of such Vehicle (including pursuant to any Insurance Policy with respect to or covering such Vehicle), effective immediately prior to the sale or other disposition of such Vehicle; provided, that the Servicer will Post all proceeds of such Vehicle in accordance with, and deposit an amount equal to such proceeds (less related Liquidation Expenses) as provided in, the Basic Servicing Agreement and the related Servicing Supplement.

(c)          The Collateral Agent, at such time as the Secured Obligations and all sums due to the Administrative Agent pursuant to Section 7.05 have been paid in full, will release the Collateral from the security interest granted pursuant to Section 3.02 and release to the Borrower or any other Person entitled thereto any funds then on deposit in any Collection Account.  The Collateral Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any Collateral on the Facility Termination Date and upon the foregoing releases, will have no further interest in, or rights with respect to, the Collateral.

(d)          No party relying upon an instrument executed by the Collateral Agent as provided in this Section is required to verify the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or require evidence as to the application of any monies.

(e)          Upon the request of the Borrower, the Collateral Agent agrees to execute and deliver any termination statements for filing under the provisions of the UCC of any applicable jurisdiction pursuant to Section 3.01(b)(vi) in connection with the release of the security interest granted pursuant to Section 3.02.

Section 3.04.  Representations and Warranties.  As of the respective dates set forth in the immediately succeeding sentence, the Collateral Agent makes, or shall be deemed to have made, the representations and warranties set forth in this Section, on which representations and warranties the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely.  Such representations and warranties are effective and shall be deemed to have been made as of each of the Closing Date, the Effective Date and, with respect to each Exchange Note, the related Exchange Note Issuance Date.

(a)          Organization and Good Standing.  The Collateral Agent has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its activities as such properties are currently owned and such activities are currently conducted, and had at all relevant times, and has, the power and authority to act as Collateral Agent pursuant to this Agreement.

(b)          Due Qualification.  The Collateral Agent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of the Collateral Agent to perform its obligations under any Collateral Agent Basic Document.

(c)          Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Collateral Agent has the power and authority to execute, deliver and perform its obligations under the Collateral Agent Basic Documents.  Each Collateral Agent Basic Document has been duly authorized, executed and delivered by the Collateral Agent and constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)          No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, each Collateral Agent Basic Document will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its trust agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Collateral Agent is a party or by which the Collateral Agent is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to any such agreement or instrument (other than Permitted Liens or Liens contemplated by the Collateral Agent Basic Documents) or (iii) violate or contravene any law or, to the Collateral Agent’s knowledge, any order, rule or regulation applicable to the Collateral Agent of any court or any Governmental Authority having jurisdiction over the Collateral Agent or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of the Collateral Agent to perform its obligations under any Collateral Agent Basic Document.

(e)          No Proceedings.  There are no Proceedings pending, or, to the Collateral Agent’s knowledge, threatened, and to the Collateral Agent’s knowledge there are no investigations pending or threatened, against or affecting the Collateral Agent or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of any Exchange Note or any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Collateral Agent to perform its obligations under any Collateral Agent Basic Document.

ARTICLE FOUR

THE EXCHANGE NOTES

Section 4.01.  Issuance of Exchange Notes; Form.

(a)          The Lender may from time to time, in connection with an assignment of its interest in all or a portion of the Revolving Facility Balance, request that all or a portion of the Revolving Facility Balance be issued in the form of one or multiple Exchange Notes by notice to the Administrative Agent and the Borrower.  The Lender and the Borrower will agree to the terms of each Exchange Note, which terms will be set forth in an Exchange Note Supplement.  Each Exchange Note issued under this Agreement will be a “Titling Trust Note” within the meaning of Section 4.5 of the Titling Trust Agreement.

(b)          Each Exchange Note Supplement will designate a portion of the Leases and Vehicles included in the Revolving Facility Pool as the “Reference Pool” with respect to the related Exchange Note or Exchange Notes, as applicable (and following such designation, such Leases and Vehicles will no longer be a part of the Revolving Facility Pool as of the related Cutoff Date and will not be available to be part of any other Reference Pool).  Each Exchange Note will be payable solely from Collections on the Leases and Vehicles in the related Reference Pool in accordance with the priorities in Article Ten and any applicable Exchange Note Supplement.  For purposes of determining the Collections that are applicable to any Reference Pool, the Leases and Vehicles included in such Reference Pool will be deemed to have been included in such Reference Pool from and after the Cutoff Date specified in the related Exchange Note Supplement.  As provided herein and in the related Exchange Note Supplement or Servicing Supplement, Leases and Vehicles included in a Reference Pool may be reallocated from such Reference Pool to the Revolving Facility Pool.

(c)          Each Exchange Note, together with the Administrative Agent’s certificate of authentication on such Exchange Note, will be substantially in the form set forth as Exhibit A or in such other form or forms as may be provided in the related Exchange Note Supplement.  The Exchange Notes may have such marks of identification and such legends or endorsements placed on such Exchange Notes as may be determined, consistent with this Agreement, by the Authorized Officer executing such Exchange Note, as evidenced by the execution of each such Exchange Note.  Each Exchange Note may be transferred only in the manner set forth in Section 4.03(f).

(d)          Each Exchange Note will be typewritten or printed, as determined by the Authorized Officer of the Borrower executing such Exchange Note, as evidenced by their execution of such Exchange Note.

(e)          Each Exchange Note will be dated the date of its authentication.  Each Exchange Note will, upon its execution and delivery, be issued to, and be payable in favor of, the Lender.  Upon the issuance of each Exchange Note, the Revolving Facility Balance will be reduced by an amount equal to the initial Exchange Note Balance of such Exchange Note.

Section 4.02.  Execution, Authentication and Delivery of Exchange Notes.

(a)          Each Exchange Note will be executed by an Authorized Officer of the Borrower.  The signature of such Authorized Officer on the Exchange Notes may be manual or facsimile.  Exchange Notes bearing the manual or facsimile signature of an individual who was an Authorized Officer of the Borrower will bind the Borrower, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Exchange Notes or did not hold such office at the date of issuance of such Exchange Note.

(b)          Prior to or concurrently with the delivery of any Exchange Note to the Administrative Agent for authentication, the Borrower, the Lender and the Collateral Agent will execute and deliver the related Exchange Note Supplement.  Each Exchange Note Supplement will set forth:

(i)          the related Exchange Note Issuance Date;

(ii)         the class or classes of Exchange Notes being issued;

(iii)        the initial Exchange Note Balance of each Exchange Note being issued;

(iv)        a schedule listing the Leases and the Vehicles initially included in the related Reference Pool;

(v)          the Cutoff Date for the related Reference Pool;

(vi)         the Exchange Note Interest Rate for each class of Exchange Notes being issued (and, in the case of a floating rate Exchange Note, the manner of determining the floating rate);

(vii)        a specification of any Exchange Note Defaults set forth in Section 6.04 that are inapplicable to such Exchange Note or Exchange Notes, as applicable, or modified and any additional events constituting an Exchange Note Default with respect to such Exchange Note or Exchange Notes, as applicable;

(viii)      the Exchange Note Final Scheduled Payment Date for each Exchange Note; and

(ix)         whether any Rating Agency will rate the financing involving the related Exchange Note.

(c)          The obligation of the Administrative Agent to authenticate any Exchange Note and to acknowledge and deliver the related Exchange Note Supplement is subject to the delivery to the Administrative Agent of the following:

(i)          notice from the Lender, including the Exchange Note Issuance Date, to be provided at least two Business Days before the Exchange Note Issuance Date;

(ii)         the Exchange Note Supplement, executed by each party thereto other than the Administrative Agent; and

(iii)        an Officer’s Certificate from the Borrower that all conditions precedent to the authentication and delivery of such Exchange Note or Exchange Notes, as applicable, have been satisfied.

(d)          Following satisfaction of the conditions set forth in Section 4.02(c), the Administrative Agent will authenticate and deliver one or more Exchange Notes, as applicable, in the form, with the principal amount and with the other terms specified in such Exchange Note Supplement.

(e)          No Exchange Note will be entitled to any benefit under this Agreement or any Exchange Note Supplement or be valid for any purpose, unless a certificate of authentication appears on such Exchange Note, and such certificate is substantially in the form provided for with respect to such Exchange Note and is executed by the Administrative Agent by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Exchange Note will be conclusive evidence, and the only evidence, that such Exchange Note has been duly authenticated and delivered under this Agreement.

(f)          Each Exchange Note will state that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the applicable Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the related Reference Pool, (ii) if, notwithstanding clause (i) above, the Exchange Noteholder of such Exchange Note is deemed to have any claim against the assets of the Borrower other than the assets included in the related Reference Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Mercedes-Benz Retail Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower, and all related hedging arrangements and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

(g)          The Lender agrees for the benefit of each Exchange Noteholder that, with respect to the related Reference Pool, any claim that it may have against such assets will be subordinated in right to payment in full of each related Exchange Note.

Section 4.03.  Registration; Registration of Transfer and Exchange; Registered Pledges.

(a)          The Borrower will cause to be kept a register (the “Exchange Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Borrower will provide for the registration of Exchange Notes and the registration of Transfers of Exchange Notes.  The Administrative Agent initially will be the “Exchange Note Registrar” and will keep the Exchange Note Register, as agent for and on behalf of the Borrower, for the purpose of registering Exchange Notes and Transfers of Exchange Notes as provided in this Agreement.  Upon any resignation of any Exchange Note Registrar, the Borrower will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Exchange Note Registrar.  If a Person other than the Administrative Agent is appointed by the Borrower as Exchange Note Registrar, (i) the Borrower will give the Administrative Agent prompt notice of the appointment of such Exchange Note Registrar and of the location, and any change in the location, of the Exchange Note Register, (ii) the Administrative Agent will have the right to inspect the Exchange Note Register at all reasonable times and, at its own expense, to obtain copies of the Exchange Note Register and (iii) the Administrative Agent will have the right to rely upon a certificate executed on behalf of the Exchange Note Registrar by an Authorized Officer of the Exchange Note Registrar as to the names and addresses of the Exchange Noteholders and the principal amounts and number of such Exchange Notes.

(b)          Upon surrender for registration of Transfer of any Exchange Note, if the requirements of Section 8-401(a) of the UCC are met, the Borrower will execute, and the Administrative Agent will authenticate and will deliver to the related Exchange Noteholder, in the name of the designated transferee or transferees, a new Exchange Note in the same aggregate principal amount.

(c)          Each Exchange Note issued upon any registration of Transfer or exchange of an Exchange Note will be the valid obligation of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement and the related Exchange Note Supplement, as the Exchange Note surrendered upon such registration of Transfer or exchange.

(d)          Every Exchange Note presented or surrendered for registration of Transfer or exchange, other than (i) by the Lender to a special purpose entity, (ii) by such special purpose entity to a second special purpose entity that will issue asset-backed securities collateralized by such Exchange Note, (iii) by such second special purpose entity to a trustee or other lender and (iv) by or to any Federal Reserve Bank or agent thereof acting as custodian or collateral agent, will be accompanied by a Transferee Representation Letter and such other documents or evidence as the Administrative Agent may require.

(e)          Neither the Borrower nor the Administrative Agent will impose a service charge on an Exchange Noteholder for any registration of Transfer or exchange of an Exchange Note, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of Transfer or exchange of an Exchange Note.

(f)          By acceptance of any Exchange Note, the Exchange Noteholder thereof agrees with and represents to the Borrower and the Administrative Agent, that:

(i)          no Transfer of such Exchange Note will be made unless the registration requirements of the Securities Act are complied with, or such transfer is exempt from the registration requirements under the Securities Act, and only to either (A) a Qualified Institutional Buyer, (B) an Institutional Accredited Investor, (C) the Initial Beneficiary or its Affiliates in a transaction exempt from the registration requirements of the Securities Act or (D) to any Federal Reserve Bank or agent thereof acting as custodian or collateral agent and, in each case, such transfer is in accordance with any applicable State securities laws, and the transferee executes and delivers to the Lender and the Administrative Agent a Transferee Representation Letter;

(ii)         either (A) it is not, and is not acquiring and holding such Exchange Notes on behalf of, a Benefit Plan or a non-U.S., governmental or church plan that is subject to any Similar Law or (B) its acquisition and holding of such Exchange Note throughout the period that it holds such Exchange Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a non-U.S., governmental or church plan, a violation of any Similar Law).  In addition, if the holder is, or is acting on behalf of, a Benefit Plan, the fiduciaries of such Benefit Plan represent and warrant that they have been informed of and understand the Borrower’s investment objectives, policies and strategies and that the decision to invest such Benefit Plan’s assets in such Exchange Note was made with appropriate consideration of relevant investment factors with regard to such Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA; and

(iii)        neither the Borrower nor the Administrative Agent is under an obligation to register any Exchange Note under the Securities Act or any State securities laws.  Each Exchange Note will bear a legend to the following effect unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate of the Servicer):

“THIS EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A OF THE SECURITIES ACT, (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) TO THE INITIAL BENEFICIARY OR ITS AFFILIATES OR (4) TO ANY FEDERAL RESERVE BANK OR ANY AGENT THEREOF ACTING AS CUSTODIAN OR COLLATERAL AGENT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE ADMINISTRATIVE AGENT OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE ADMINISTRATIVE AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

(g)          Each Exchange Note shall include a recitation that each Exchange Noteholder irrevocably makes the election afforded to secured creditors by Section 1111(b)(I)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as the case may be, may have at that time against the Titling Trust or against any Series other than the Series relating to the Mercedes-Benz Retail Specified Interest.

(h)          As a condition to the registration of Transfer of an Exchange Note, the prospective transferee of such Exchange Note (other than prospective transferees set forth in subparagraph (d) above) will be required to represent to the Administrative Agent and the Lender the following, unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate of the Servicer):

(i)          It understands that no subsequent Transfer of the Exchange Note is permitted unless it causes its proposed transferee to provide to the Administrative Agent and the Borrower a Transferee Representation Letter, or such other statement as the Borrower may require.

(ii)         It understands that any purported Transfer of an Exchange Note (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section will be null and void, and the purported transferee in any such purported Transfer will not be recognized by the Borrower or any other Person as an Exchange Noteholder for any purpose.

(i)          To the extent that any Exchange Note Supplement designates a Registered Pledgee of the related Exchange Note, (i) such Registered Pledgee may exercise its rights as a Holder hereunder and under the other related Basic Documents only as directed or authorized pursuant to such Exchange Note Supplement and such other related Basic Documents and (ii) except with respect to a claim based upon such Registered Pledgee’s willful misconduct, bad faith or negligence, or to the extent otherwise expressly provided in such Basic Documents, no recourse shall be had against the institution servicing as such Registered Pledgee for acting in such capacity.

Section 4.04.  Mutilated, Destroyed, Lost or Stolen Exchange Notes.

(a)          If (i) any mutilated Exchange Note is surrendered to the Administrative Agent, or the Administrative Agent receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Note, and (ii) there is delivered to the Administrative Agent such security or indemnity as may be required by it to hold the Borrower and the Administrative Agent harmless, then, in the absence of notice to the Borrower, the Exchange Note Registrar or the Administrative Agent that such Exchange Note has been acquired by a Protected Purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Borrower will execute, and the Administrative Agent will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Exchange Note, a replacement Exchange Note, except that if any such destroyed, lost or stolen Exchange Note (but not a mutilated Exchange Note) is due and payable within seven days or has been called for redemption, instead of issuing a replacement Exchange Note, the Borrower may pay such destroyed, lost or stolen Exchange Note when so due or payable or upon the related Exchange Note Redemption Date without surrender of such Exchange Note.  If, after the delivery of such replacement Exchange Note or payment of a destroyed, lost or stolen Exchange Note pursuant to the preceding sentence, a Protected Purchaser of the original Exchange Note in lieu of which such replacement Exchange Note was issued (or such payment made) presents for payment such original Exchange Note, the Borrower and the Administrative Agent will be entitled to recover such replacement Exchange Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Exchange Note (or such payment) from such Person to whom such replacement Exchange Note (or such payment) was delivered or any assignee of such Person, except a Protected Purchaser, and will be entitled to recover upon the security or indemnity provided for such replacement Exchange Note (or such payment) to the extent of any cost, expense, loss, damage, claim or liability incurred by the Borrower or the Administrative Agent in connection with such replacement Exchange Note (or such payment).

(b)          Upon the issuance of any replacement Exchange Note under this Section, the Borrower may require the payment by the Exchange Noteholder of such Exchange Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such replacement Exchange Note and any other reasonable expenses of the Borrower and/or the Administrative Agent in connection with such replacement Exchange Note.

(c)          Every replacement Exchange Note issued pursuant to this Section will constitute an original additional contractual obligation of the Borrower, whether or not the mutilated, destroyed, lost or stolen Exchange Note is enforceable by anyone and, except as provided in this Agreement, will be entitled to all the benefits of this Agreement equally and proportionately with any and all other Exchange Notes duly issued under this Agreement and the related Exchange Note Supplement.

(d)          The provisions of this Section are exclusive and preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Exchange Notes.

Section 4.05.  Payment of Principal and Interest.

(a)          Each Exchange Note will bear interest during each Interest Period at the applicable Exchange Note Interest Rate, and such interest, in an amount equal to the related Exchange Note Interest Distributable Amount, will be due and payable on each applicable Payment Date.  Interest and principal on the Exchange Notes will be paid by wire transfer in immediately available funds, to the account of such Exchange Noteholder (as designated by such Exchange Noteholder to the Exchange Note Registrar on or prior to the date such payment is to be made), except that the final installment of principal payable with respect to such Exchange Note on a Payment Date, an Exchange Note Redemption Date or the related Exchange Note Final Scheduled Payment Date will be payable in accordance with Section 4.05(b).  Amounts withheld under the Code or any State or local tax law by any Person from a payment to any Exchange Noteholder of interest and/or principal will be considered as having been paid by the Borrower to such Exchange Noteholder for all purposes of this Agreement and the related Exchange Note Supplement.

(b)          The principal of each Exchange Note will be payable in accordance with Article Ten and the related Exchange Note Supplement.  Principal payments will be due on each Exchange Note on each Payment Date in the amount set forth in the applicable Exchange Note Supplement.  The entire outstanding Exchange Note Balance of each Exchange Note will become due and payable on the related Exchange Note Final Scheduled Payment Date.  The final installment of principal of each Exchange Note will be payable only upon presentation and surrender of such Exchange Note to the Exchange Note Registrar.  Notwithstanding the foregoing, the entire unpaid Exchange Note Balance of any Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to such Exchange Note has occurred and is continuing, if the applicable Exchange Noteholder has declared such Exchange Note to be immediately due and payable in the manner provided in Section 6.04(c).

(c)          If funds are expected to be available for payment in full of the then remaining unpaid principal amount of an Exchange Note on a Payment Date, then the Administrative Agent will notify the applicable Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on such Exchange Note will be paid not later than five days prior to such date.  Such notice will specify that such final installment will be payable only upon presentation and surrender of such Exchange Note and will specify the place where such Exchange Note may be presented and surrendered for payment of such installment.

Section 4.06.  Cancellation of Exchange Notes.  Following the optional redemption of an Exchange Note pursuant to the related Servicing Supplement, the Borrower shall cancel such Exchange Note and, upon cancellation, if no other Exchange Notes related to such Reference Pool are Outstanding, the applicable Reference Pool will be deemed to no longer exist and the Collateral Leases and related Collateral Vehicles included in such Reference Pool will be reallocated to the Revolving Facility Pool.

Section 4.07.  Acceptance of Terms of this Agreement.  Each Exchange Noteholder, by accepting the related Exchange Note, will be deemed to have agreed to the terms and conditions of this Agreement, as supplemented by the related Exchange Note Supplement, with the same effect as if such Exchange Noteholder had been a party to this Agreement.  A provision that is substantively identical to this Section will be included in each Exchange Note.

ARTICLE FIVE

BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS

Until all of the Secured Obligations have been paid in full, the Revolving Facility has been terminated and this Agreement has been terminated:

Section 5.01.  Existence.  The Borrower will maintain its existence, rights and franchises as a statutory trust under the Delaware Statutory Trust Act (unless it becomes, or any successor to the Borrower under this Agreement is or becomes, organized under the laws of any other State or of the United States, in which case the Borrower will maintain its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Exchange Notes and the Collateral.

Section 5.02.  Protection of Collateral.  In connection with the performance by the Collateral Agent of its duties under Section 3.01(b), the Borrower will execute and deliver all supplements and amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments (including a Certificate of Security in the States where such a certificate is required by law for the purposes set forth below), and will take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) to:

(a)          maintain or preserve the security interest (and the priority of any security interest) of this Agreement or carry out more effectively the purposes of this Agreement;

(b)          perfect, publish notice of or protect the validity of the security interest granted under this Agreement;

(c)          enforce any of the Collateral; or

(d)          preserve and defend title to the Collateral and the rights of the Collateral Agent and the Secured Parties in such Collateral against the claims of all Persons.

The Borrower authorizes the Administrative Agent and the Collateral Agent Administrator to file any financing statement, continuation statement or other instrument required to be filed pursuant to this Section.

Section 5.03.  Performance of Obligations; Servicing.

(a)          No Release of Material Covenants or Obligations.  The Borrower will not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as provided in the Basic Documents.  Except as otherwise permitted in any Basic Document, the Borrower will not amend, modify, waive, supplement, terminate or surrender the terms of any Collateral or any Basic Document without first obtaining the consent of the Lender and the consent of each Exchange Noteholder and the Registered Pledgee, if any, materially adversely affected thereby.

(b)          Contracting.  The Borrower may contract with other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Lender and the Administrative Agent in an Officer’s Certificate of the Borrower will be deemed to be action taken by the Borrower.

(c)          Performance of Obligations.  The Borrower will timely perform and observe all of its obligations and agreements contained in the Basic Documents.

Section 5.04.  Negative Covenants.  So long as any Advance or Exchange Note is Outstanding, the Borrower will not:

(a)          directly or indirectly make payments to or distributions from any Collection Account or otherwise sell, transfer or dispose of any Collateral, except in accordance with the Basic Documents and any related Exchange Note Supplement and Servicing Supplement;

(b)          claim any credit on, or make any deduction from the principal or interest payable in respect of, the Advances or Exchange Notes (other than amounts withheld from such payments under the Code or any State or local tax law) or assert any claim against the Lender or any present or former Exchange Noteholder by reason of the payment of the taxes levied or assessed upon the Borrower or the Collateral;

(c)          to the fullest extent permitted by Applicable Law, dissolve or liquidate in whole or in part; or

(d)          permit (i) the validity or effectiveness of this Agreement to be impaired, or permit the security interest granted under this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Advances or Exchange Notes under this Agreement except as permitted by any Basic Document, (ii) any Lien (other than the security interest granted under this Agreement or a Permitted Lien) to be created on or extend to or otherwise arise upon or burden the assets of the Borrower or any part of the Collateral or any interest in the Collateral or the proceeds of the Collateral, (iii) the security interest granted under this Agreement not to constitute a valid first priority (other than with respect to Permitted Liens) security interest in the Collateral or (iv) any Person to be released from any covenants or obligations under this Agreement except as otherwise permitted by the Basic Documents.

Section 5.05.  Opinion and Officer’s Certificate as to Collateral.  On or before April 30 of each calendar year, beginning April 30, 2010, if an Exchange Note was Outstanding during any portion of the preceding calendar year and such Exchange Note is still Outstanding, the Borrower will furnish to the Administrative Agent:

(a)           an Opinion of Counsel stating that, in the opinion of such counsel, either:  (i) in the case of the Collateral other than the Vehicles, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any amendments, any financing statements and continuation statements and any other requisite documents, as applicable, and with respect to the taking of any other action required by law, as is necessary to maintain the security interest granted in such Collateral under this Agreement, to the extent that such security interest may be perfected by filing a financing statement, and reciting the details of such action, or (ii) no such action is necessary to maintain such security interest; and

(b)          an Officer’s Certificate certifying that, in the case of the Vehicles, procedures have been established that if followed would be sufficient to maintain the security interest granted in such Vehicles under this Agreement.

Section 5.06.  Annual Statement as to Compliance.  On or before April 30 of each calendar year, beginning April 30, 2010, if an Exchange Note was Outstanding during any portion of the preceding calendar year and such Exchange Note is still Outstanding, an Authorized Officer of the Borrower will deliver to the Administrative Agent an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)          a review of the Borrower’s performance under this Agreement during the portion of the preceding calendar year during which the Exchange Note was Outstanding has been made under such Authorized Officer’s supervision; and

(b)          to such Authorized Officer’s knowledge, based on such review, the Borrower has complied with the conditions and covenants under this Agreement in all material respects during the portion of such calendar year during which the Exchange Note was Outstanding, or, if there has been a failure in its compliance with any such condition or covenant in any material respect that is continuing, specifying each such failure known to such Authorized Officer and the nature and status of such failure.

Section 5.07.  Borrower May Consolidate, etc., Only on Certain Terms.  The Borrower will not consolidate or merge with or into any other Person or, except as provided in the Titling Trust Agreement and the other Basic Documents, transfer all or substantially all of its properties and assets to any other Person unless, in either case:

(a)          the Person (if other than the Borrower) formed by or surviving such consolidation or merger or acquiring such properties and assets, as the case may be (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by a supplement to this Agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on all of the Secured Obligations and the performance or observance of every agreement and covenant of this Agreement to be performed or observed by the Borrower, all as provided in this Agreement;

(b)          immediately after giving effect to such consolidation or merger, no Potential Facility Default, Facility Default, Potential Exchange Note Default or Exchange Note Default will have occurred and be continuing;

(c)          the Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that such consolidation, merger or transfer will not cause (i) any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code and (ii) the Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(d)          any action that is necessary to maintain the security interest granted under this Agreement has been taken; and

(e)          the Borrower has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such amendment comply with this Article and that all conditions precedent provided for in this Agreement relating to such consolidation or merger have been complied with (including any filing required by the Exchange Act).

Section 5.08.  Successor or Transferee.  Upon any consolidation, merger or transfer in accordance with Section 5.07:

(a)          the Person formed by or surviving such consolidation or merger (if other than the Borrower) or the Person acquiring the properties and assets of the Borrower, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Person had been named as the Borrower in this Agreement; and

(b)          in the case of a transfer of all or substantially all of the properties and assets of any Borrower, the Borrower will be released from every covenant and agreement of this Agreement to be performed or observed by the Borrower, immediately upon the delivery of notice to the Administrative Agent stating that the Borrower is to be so released.

Section 5.09.  No Unauthorized Activities.  The Borrower will not engage in any activity other than as required or authorized by this Agreement or the other Basic Documents.

Section 5.10.  Limitation on Obligations.  Except as contemplated by this Agreement and the other Basic Documents, the Borrower will not incur, assume, guarantee or endorse any indebtedness unless any such indebtedness will be limited in recourse to assets of the Borrower other than the Collateral.

Section 5.11.  Further Instruments and Acts.  Upon request of the Administrative Agent, the Borrower will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Agreement.

Section 5.12.  General Representations and Warranties.  As of the respective dates set forth in the immediately succeeding sentence, the Borrower makes, or shall be deemed to have made, the representations and warranties set forth in this Section, on which representations and warranties the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely.  Such representations and warranties are effective and shall be deemed to have been made as of each of the Closing Date, the Effective Date and, with respect to each Exchange Note, the related Exchange Note Issuance Date.

(a)          Organization and Good Standing.  The Borrower has been duly organized and is validly existing as a statutory trust under the Delaware Statutory Trust Act, with the power and authority to own its properties and to conduct its activities as such properties are currently owned and such activities are currently conducted, and had at all relevant times, and has, the power and authority to obtain Advances from the Lender pursuant to this Agreement.

(b)          Due Qualification.  The Borrower is duly qualified to do business as a foreign statutory trust in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any Borrower Basic Document.

(c)          Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Borrower has the power and authority to execute, deliver and perform its obligations under the Borrower Basic Documents.  Each Borrower Basic Document has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)          No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, each Borrower Basic Document will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its trust agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Borrower is a party or by which the Borrower is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to any such agreement or instrument (other than Permitted Liens or Liens contemplated by the Borrower Basic Documents) or (iii) violate or contravene any law or, to the Borrower’s knowledge, any order, rule or regulation applicable to the Borrower of any court or any Governmental Authority having jurisdiction over the Borrower or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of the Borrower to perform its obligations under any Borrower Basic Document.

(e)          No Proceedings.  There are no Proceedings pending, or, to the Borrower’s knowledge, threatened, and to the Borrower’s knowledge there are no investigations pending or threatened, against or affecting the Borrower or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of any Exchange Note or any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any Borrower Basic Document.

Section 5.13.  Representations and Warranties as to Security Interests.

(a)          Effective as of each Exchange Note Issuance Date, subject to the related Exchange Note Supplement, to the extent that Standard & Poor’s is a Rating Agency, the Borrower makes the representations and warranties set forth on Schedule 1 to this Agreement on which the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely.  Notwithstanding the foregoing, the representations and warranties set forth on Schedule 1 to this Agreement may not be waived.

(b)          Effective as of each Exchange Note Issuance Date, subject to the related Exchange Note Supplement, the Borrower makes the following representations and warranties on which the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely:

(i)          All of the Permitted Investments with respect to such Exchange Note have been and will be credited to the related Collection Account.

(ii)         The securities intermediary for the related Collection Account has agreed or will agree in an account control agreement to (A) treat all assets credited to the Collection Account as “financial assets” within the meaning of the applicable UCC and (B) comply with all instructions originated by the secured party as set forth in the applicable account control agreement relating to the Collection Account without further consent by the Borrower.

(iii)        The Collection Account is not in the name of any Person other than the Borrower, the Collateral Agent or, if debt obligations that are secured by the applicable Exchange Note have been issued, the applicable indenture trustee.

(iv)        The Borrower has not consented to the securities intermediary of any Collection Account with respect to such Exchange Note complying with entitlement orders of any Person other than the Collateral Agent or, if debt obligations secured by an Exchange Note have been issued, the applicable indenture trustee.

Section 5.14.  Audits.  The Borrower agrees that, with reasonable prior notice, it will permit any authorized representative of the Administrative Agent or the Servicer, during the Borrower’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Borrower relating to the performance of the Borrower’s obligations under this Agreement.  In addition, the Borrower will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Borrower’s officers and Independent certified public accountants, all at such reasonable times and as often as may reasonably be requested.  The Administrative Agent and the Servicer will, and will cause their authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Administrative Agent or the Servicer, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Agreement.  The Borrower will maintain all such pertinent books, records and other written information for a period of two years after the termination of its obligations under this Agreement.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.  Facility Default.

(a)          The occurrence of (i) an Insolvency Event with respect to the Borrower or (ii) the delivery of a notice of termination pursuant to Section 8.01(c) of the Basic Servicing Agreement following a Facility Servicer Event of Default (unless, in the case of this clause (ii), a successor Servicer has accepted its appointment on or before the date specified in such notice of termination pursuant to Section 8.04(c) of the Basic Servicing Agreement) will constitute a Facility Default.

(b)          Within two Business Days after an Authorized Officer of MBFS USA or the Borrower first has actual knowledge of the occurrence of a Potential Facility Default or a Facility Default, the Borrower will notify the Lender, the Administrative Agent and each Exchange Noteholder of its status and what action, if any, the Borrower is proposing to take with respect to such Potential Facility Default or Facility Default.

(c)          Upon the occurrence of a Facility Default, without any declaration or other action on the part of the Administrative Agent, the Lender or any Exchange Noteholder, (i) the Revolving Facility will terminate and (ii) the Revolving Facility Balance, the Exchange Note Balance of each Exchange Note and all accrued and unpaid interest on the Revolving Facility Balance and on each Exchange Note will become immediately due and payable.  If the Administrative Agent or the Collateral Agent incur expenses after the occurrence of a Facility Default, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Insolvency Law.

Section 6.02.  Early Termination Event.

(a)          Any of the following events or occurrences will constitute an “Early Termination Event” with respect to the Revolving Facility and the Revolving Facility Pool:

(i)          Failure to Pay Principal.  The Borrower fails to pay or cause to be paid (A) any principal of any Advance on the Facility Termination Date or (B) the Revolving Facility Principal Distributable Amount due on any Payment Date and, such failure continues for two Business Days after such Payment Date;

(ii)         Failure to Pay Interest.  The Borrower fails to pay or cause to be paid any part of the Revolving Facility Interest Distributable Amount when due, and such failure continues for five Business Days after the due date; or

(iii)        Breach of Covenant, Representation or Warranty.  (A) Either (1) a default occurs in the observance or performance of any covenant or agreement of the Borrower made in this Agreement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered elsewhere in this Section) or (2) any representation or warranty of the Borrower made in this Agreement or in any certificate or other document delivered in connection with this Agreement proves to have been incorrect in any material respect as of the time made and, in each case (B)(1) the Lender is materially and adversely affected by such default or the incorrectness of such representation or warranty, as the case may be and (2) such default or incorrectness is not cured on or before the 30th day after the Borrower received a notice from the Lender that states that it is a “Notice of Default” and specifies the default.

(b)          Within two Business Days after an Authorized Officer of the Borrower first has actual knowledge of the occurrence of a Potential Early Termination Event or an Early Termination Event, the Borrower will notify the Lender and the Administrative Agent of its status and what action, if any, the Borrower is taking or proposing to take with respect to such Potential Early Termination Event or Early Termination Event.

(c)          If an Early Termination Event has occurred, then the Lender may, by notice to the Borrower and the Administrative Agent (which notice will be effective immediately) (i) terminate the Revolving Facility and (ii) declare the Revolving Facility Balance, together with accrued and unpaid interest on the Revolving Facility Balance, to be immediately due and payable.

Section 6.03.  Revolving Facility Remedies.

(a)          If a Facility Default or an Early Termination Event has occurred (and in the case of an Early Termination Event, after the Lender has taken the actions described in Section 6.02(c)), subject to Article Ten, the Lender may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise and (ii) direct the Collateral Agent to (and the Collateral Agent will) (A) institute Proceedings for the complete or partial foreclosure on the Collateral included in the Revolving Facility Pool, (B) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Lender and, to the extent of the Collateral included in the Revolving Facility Pool, the Collateral Agent and/or (C) sell or otherwise liquidate all or any portion of the Collateral included in the Revolving Facility Pool, or any right or interest in such Collateral, at one or more public or private sales called and conducted in any manner permitted by law.  Any Secured Party may submit a bid with respect to any such liquidation or sale.

(b)          The proceeds of any liquidation or sale of the Collateral included in the Revolving Facility Pool pursuant to Section 6.03(a)(ii)(C) will be applied in accordance with the following priorities:

(i)          First, to pay the Collateral Agent any amounts due with respect to the Revolving Facility or the Revolving Facility Pool under Section 3.01(c) or Article Eight;

(ii)         Second, to pay to the Administrative Agent any amounts due with respect to the Revolving Facility or the Revolving Facility Pool under Section 7.05 or Article Eight;

(iii)        Third, to make the payments described in Section 10.02(a);

(iv)        Fourth, to make payments to the Lender, to the extent necessary to reduce the Revolving Facility Balance to zero and to pay all accrued and unpaid interest on the Advances; and

(v)         Fifth, in the manner and in the priority described Section 10.02(e) and (f).

Section 6.04.  Exchange Note Defaults.

(a)          Except to the extent otherwise provided in the related Exchange Note Supplement, the following events or occurrences with respect to any Exchange Note will constitute “Exchange Note Default” with respect to such Exchange Note:

(i)          Failure to Pay Principal.  The Borrower fails to pay or cause to be paid any principal of such Exchange Note on the applicable Exchange Note Final Scheduled Payment Date;

(ii)         Failure to Pay Interest.  The Borrower fails to pay or cause to be paid any part of the Exchange Note Interest Distributable Amount, as specified in the Exchange Note Supplement when due, and such failure continues for two Business Days after the due date or such other length of time as specified in the Exchange Note Supplement;

(iii)        Breach of Covenant.  There is a default in the observance or performance of any covenant or agreement of the Borrower made in this Agreement or the related Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the Exchange Noteholders of such Exchange Note are materially and adversely affected by such default and such default is not cured (A) on or before the 30th day after the Borrower has received a notice that states that it is a “Notice of Exchange Note Default” and specifies the default or (B) within the period specified in the related Exchange Note Supplement; and

(iv)        Breach of Representation or Warranty.  Any representation or warranty of the Borrower made in this Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with this Agreement or the related Exchange Note Supplement with respect to such Exchange Note proves to have been incorrect as of the time made, the Exchange Noteholders of such Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured (A) on or before the 30th day after the Borrower has received a notice that states that it is a “Notice of Exchange Note Default” and specifies the default or (B) within the period specified in the related Exchange Note Supplement.

(b)          Within two Business Days after an Authorized Officer of the Borrower first has actual knowledge of the occurrence of a Potential Exchange Note Default or an Exchange Note Default with respect to any Exchange Note, the Borrower will notify the Servicer, the Administrative Agent and the related Exchange Noteholder of its status and what action, if any, the Borrower is taking or proposing to take with respect to such Potential Exchange Note Default or Exchange Note Default.  The Servicer will send a copy of such notice to any other parties to whom the related Exchange Note has been pledged.

(c)          If an Exchange Note Default occurs and is continuing with respect to any Exchange Note, the related Exchange Noteholder may, by notice to the Borrower, the Servicer, the Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the Exchange Note Balance of such Exchange Note and any other Exchange Note related to the same Reference Pool, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

Section 6.05.  Exchange Note Remedies.

(a)          If a Facility Default or an Exchange Note Default has occurred (and in the case of an Exchange Note Default, the related Exchange Noteholder has taken the action described in Section 6.04(c)), subject to Article Ten, the related Exchange Noteholder may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise and (ii) direct the Collateral Agent to and the Collateral Agent, if and as directed by the related Exchange Noteholder, will (A) institute Proceedings for the complete or partial foreclosure on the Collateral included in the related Reference Pool; (B) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such Exchange Noteholder; and/or (C) sell or otherwise liquidate all or a portion of the Collateral included in the related Reference Pool with respect to such Exchange Note, or any right or interest included in such Collateral, at one or more public or private sales called and conducted in any manner permitted by law.

(b)          The proceeds of any liquidation or sale of the Collateral included in any Reference Pool pursuant to Section 6.05(a)(ii)(C) will be applied in accordance with the applicable Exchange Note Supplement or in another related transaction document.

Section 6.06.  Rights and Remedies Cumulative.  No right or remedy conferred upon or reserved to the Lender or an Exchange Noteholder in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other appropriate right or remedy.

Section 6.07.  Delay or Omission Not a Waiver.  No delay or omission of the Lender or any Exchange Noteholder, as applicable, to exercise any right or remedy accruing upon any Early Termination Event or Exchange Note Default will impair any such right or remedy or constitute a waiver of or any acquiescence of any such Early Termination Event or Exchange Note Default.  Every right and remedy conferred by this Article or by law to the Lender or to an Exchange Noteholder, as applicable, may be exercised from time to time, and as often as may be deemed expedient, by the Lender or by the Exchange Noteholder, as the case may be.

Section 6.08.  Waiver of Past Defaults.

(a)          Prior to the termination of the Revolving Facility and the declaration of the Revolving Facility Balance as due and payable as provided in Section 6.02(c), the Lender may waive or rescind, by notice to the other parties hereto, any past Early Termination Event and its consequences except an Early Termination Event in the payment of principal or interest due with respect to the Revolving Facility; provided, that the Borrower has deposited or caused to be deposited into the related Collection Account a sum sufficient to pay:

(i)          all payments of principal of and interest that would then be due and payable on the Revolving Facility Balance and all other amounts that would then be due and payable in respect of the Revolving Facility, all as if the Early Termination Event giving rise to such acceleration had not occurred; and

(ii)         all other amounts then due and owing in respect of the Revolving Facility or to any Person in accordance with this Agreement.

(b)          Prior to the declaration of the acceleration of the maturity of an Exchange Note as provided in Section 6.04(c), the related Exchange Noteholder may waive or rescind, by notice to the other parties hereto, any past Exchange Note Default and its consequences except an Exchange Note Default in the payment of principal or interest due with respect to such Exchange Note; provided, that the Borrower has deposited or caused to be deposited into the related Collection Account a sum sufficient to pay:

(i)          all payments of principal of and interest that would then be due and payable on such Exchange Note and all other amounts that would then be due and payable under such Exchange Note, all as if the Exchange Note Event of Default giving rise to such acceleration had not occurred; and

(ii)         all other amounts then due and owing in respect of such Exchange Note or to any Person in accordance with this Agreement and the related Exchange Note Supplement (excluding amounts due under the related Exchange Note and not described in clause (i) above).

(c)          Upon any such waiver or rescission, such Early Termination Event or Exchange Note Default, as applicable, will cease to exist and be deemed to have been cured and not to have occurred, but no such waiver or rescission will extend to any subsequent or other Early Termination Event or Exchange Note Default, as applicable, or impair any right consequent thereto.  Any such rescission, consent or waiver by an Exchange Noteholder will be conclusive and binding upon such Exchange Noteholder and upon all future holders of such Exchange Note and of any Exchange Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such rescission, consent or waiver is made upon such Exchange Note.

ARTICLE SEVEN

THE ADMINISTRATIVE AGENT

Section 7.01.  Duties of the Administrative Agent.

(a)          If an Exchange Note Default, an Early Termination Event or a Facility Default has occurred and is continuing, the Administrative Agent will exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs,

(b)          Except during the continuance of an Exchange Note Default, an Early Termination Event or a Facility Default:

(i)          the Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations are to be read into this Agreement against the Administrative Agent; and

(ii)         in the absence of bad faith on its part, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by the terms of this Agreement, conforming to the requirements of this Agreement, provided that the Administrative Agent will examine any such certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c)          The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith which it believes to be authorized or within its rights or powers.  However, the Administrative Agent may not be relieved from liability for its own willful misconduct, negligence or bad faith, except that:

(i)          this Section does not limit Section 7.02;

(ii)         the Administrative Agent will not be liable for any error of judgment made in the absence of bad faith by an Authorized Officer of the Administrative Agent unless it is proved that the Administrative Agent was negligent in ascertaining the pertinent facts; and

(iii)        the Administrative Agent will not be liable with respect to any action it takes or omits to take in the absence of bad faith in accordance with a direction received by it from the Lender or any Exchange Noteholder with respect to the exercise of remedies pursuant to Article Six.

(d)          Money held in trust by the Administrative Agent need not be segregated from other funds except to the extent required by law, this Agreement or the other Basic Documents.  The Administrative Agent will not be liable for interest on any money received by it except as the Administrative Agent may otherwise agree with the Borrower.  The preceding sentence shall not limit any obligation that the Administrative Agent, in its individual capacity as a national bank, may have under any Permitted Investment on which it is the obligor.

(e)          The Administrative Agent is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement or in the exercise of any of its rights or powers by any provision of this Agreement if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f)          Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Administrative Agent is subject to the provisions of this Section.

(g)          The Administrative Agent will not be charged with knowledge of the occurrence of any Potential Facility Default, Facility Default, Potential Exchange Note Default, Exchange Note Default, Potential Early Termination Event or Early Termination Event unless either (i) an Authorized Officer of the Administrative Agent has actual knowledge of such occurrence or (ii) notice of such occurrence has been given to the Administrative Agent in accordance with this Agreement.

Section 7.02.  Rights of Administrative Agent.

(a)          Before the Administrative Agent acts or refrains from acting under this Agreement, it may require an Officer’s Certificate or an Opinion of Counsel of the Borrower or the Servicer.  The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith in reliance on any such Officer’s Certificate or Opinion of Counsel.  However, the Administrative Agent will examine any such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Agreement.

(b)          The Administrative Agent may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian or nominee, and the Administrative Agent will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Agreement.

(c)          The Administrative Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Agreement will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it under this Agreement in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d)          The Administrative Agent is under no obligation to exercise any of the rights or powers vested in it by this Agreement or to honor the request or direction of any of the Exchange Noteholders pursuant to this Agreement unless such Exchange Noteholders have offered to the Administrative Agent reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses and disbursements that might be incurred by the Administrative Agent in complying with such request or direction.

(e)          The Administrative Agent may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Administrative Agent need not investigate any fact or matter stated in any such document.

Section 7.03.  Individual Rights of Administrative Agent.  The Administrative Agent, in its individual or any other capacity, may deal with the Borrower or any of its Affiliates with the same rights it would have if it were not the Administrative Agent.

Section 7.04.  Administrative Agent’s Disclaimer.  The Administrative Agent will not be (i) responsible for, and does not make any representation as to, the validity or adequacy of this Agreement, any Exchange Note Supplement or any of the Exchange Notes (except that this statement shall not be construed to limit the effect of the representations and warranties made by the Administrative Agent in Section 7.09), (ii) accountable for the Borrower’s use of the funds advanced under the Revolving Facility or (iii) responsible for any statement of the Borrower in this Agreement (all of which will be deemed to be statements of the Borrower) other than the certificate of authentication of the Administrative Agent.

Section 7.05.  Compensation.  The Borrower or the Titling Trust Administrator will pay or cause to be paid to the Administrative Agent as compensation for the Administrative Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrower and the Administrative Agent.  The Administrative Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Borrower or the Titling Trust Administrator will reimburse the Administrative Agent (or cause the Administrative Agent to be reimbursed) for all reasonable out-of-pocket expenses incurred or made by the Administrative Agent, including costs of collection, and the reasonable compensation, expenses and disbursements of the Administrative Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Administrative Agent through the Administrative Agent’s own willful misconduct, negligence or bad faith or arising from any breach of the Administrative Agent’s representations and warranties in Section 7.09.

Section 7.06.  Replacement of Administrative Agent.

(a)          No resignation or removal of the Administrative Agent, and no appointment of a successor Administrative Agent, will become effective until the acceptance of appointment by the successor Administrative Agent pursuant to this Section.  The Administrative Agent may resign by notifying the Lender.  The Lender may remove the Administrative Agent with or without cause by notifying the Administrative Agent and the Borrower and following such removal or resignation may appoint a successor Administrative Agent.  Following the removal or resignation of any Person in the capacity of Administrative Agent, the obligations (solely in the case of obligations performed, or required to be performed, prior to such termination) of such Person in such capacity will terminate.

(b)          The Lender will remove the Administrative Agent if:

(i)          the Administrative Agent fails to comply with Section 7.08;

(ii)         an Insolvency Event occurs with respect to the Administrative Agent;

(iii)        a receiver or other public officer takes charge of the Administrative Agent or its property; or

(iv)        the Administrative Agent becomes legally unable to act or otherwise incapable of acting as Administrative Agent.

(c)          If the Administrative Agent resigns or is removed or if a vacancy exists in the office of the Administrative Agent for any reason, the Borrower will appoint a successor Administrative Agent promptly.

(d)          Not later than five Business Days following the appointment of a successor Administrative Agent, the retiring Administration Agent will transfer to such successor Administrator Agent, and such successor Administrative Agent will acquire from the retiring Administrative Agent, its entire ownership interest in the Collateral Agent, and take all other actions necessary to vest in such successor Administrative Agent all rights with respect to the ownership and control of, and transfer to such successor all records maintained with respect to, the Collateral Agent.  Any successor Administrative Agent may not include, and the ownership interest in the Collateral Agent may not be transferred to, MBFS USA or any of its Affiliates.

(e)          Any successor Administrative Agent must execute and deliver an acceptance of its appointment to the retiring Administrative Agent and the Borrower and thereupon the resignation or removal of the retiring Administrative Agent will become effective, and such successor Administrative Agent will have all the rights, powers, duties and obligations of the Administrative Agent under this Agreement.  The Borrower will pay all amounts owed to the retiring Administrative Agent upon the retiring Administrative Agent’s resignation or removal.  The successor Administrative Agent will deliver a notice of its succession to the Exchange Noteholders.  The retiring Administrative Agent will promptly transfer all property held by it as Administrative Agent to the successor Administrative Agent.

(f)          If a successor Administrative Agent does not take office within 60 days after the retiring Administrative Agent resigns or is removed, the retiring Administrative Agent, the Borrower, the Lenders or any Exchange Noteholder may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.  If the Administrative Agent fails to comply with Section 7.08, and the Lender fails to remove the Administrative Agent pursuant to Section 7.06(b)(i), any Exchange Noteholder may petition any court of competent jurisdiction for the removal of the Administrative Agent and the appointment of a successor Administrative Agent.

Section 7.07.  Successor Administrative Agent by Merger, Conversion or Transfer.  If the Administrative Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person will be the successor Administrative Agent so long as such Person is otherwise qualified and eligible under Section 7.08 and complies with Sections 7.06(d) and (e).

Section 7.08.  Eligibility; Disqualification.  Each Administrative Agent or its parent must have a combined capital and surplus of at least $50 million as set forth in its most recent annual published report of condition, must have a long-term unsecured debt rating of investment grade by each of Standard & Poor’s and Moody’s and must not be MBFS USA or any Affiliate of MBFS USA.

Section 7.09.  Representations and Warranties.  As of the respective dates set forth in the immediately succeeding sentence, the Administrative Agent makes, or shall be deemed to have made, the representations and warranties set forth in this Section, on which representations and warranties the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely.  Such representations and warranties are effective and shall be deemed to have been made as of each of the Closing Date, the Effective Date and, with respect to each Exchange Note, the related Exchange Note Issuance Date.

(a)          Organization and Good Standing.  The Administrative Agent has been duly organized and is validly existing as a national bank, with the power and authority to own its properties and to conduct its activities as such properties are currently owned and such activities are currently conducted, and had at all relevant times, and has, the power and authority to act as Administrative Agent pursuant to this Agreement.

(b)          Due Qualification.  The Administrative Agent is duly qualified to do business as a national bank in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of the Administrative Agent to perform its obligations under any Administrative Agent Basic Document.

(c)          Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Administrative Agent has the power and authority to execute, deliver and perform its obligations under the Administrative Agent Basic Documents.  Each Administrative Agent Basic Document has been duly authorized, executed and delivered by the Administrative Agent and constitutes the legal, valid and binding obligation of the Administrative Agent, enforceable against the Administrative Agent in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)          No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, each Administrative Agent Basic Document will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its trust agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Administrative Agent is a party or by which the Administrative Agent is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to any such agreement or instrument (other than Permitted Liens or Liens contemplated by the Administrative Agent Basic Documents) or (iii) violate or contravene any law or, to the Administrative Agent’s knowledge, any order, rule or regulation applicable to the Administrative Agent of any court or any Governmental Authority having jurisdiction over the Administrative Agent or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of the Administrative Agent to perform its obligations under any Administrative Agent Basic Document.

(e)          No Proceedings.  There are no proceedings pending, or, to the Administrative Agent’s knowledge, threatened, and to the Administrative Agent’s knowledge there are no investigations pending or threatened, against or affecting the Administrative Agent or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of any Exchange Note or any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Administrative Agent to perform its obligations under any Administrative Agent Basic Document.

ARTICLE EIGHT

INDEMNIFICATION

Section 8.01.  Indemnification of Administrative Agent and Collateral Agent.  The Borrower will, or will cause the Titling Trust Administrator to, indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent and their respective officers, directors, employees and agents (each, with respect to this Article, an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities incurred by it in connection with the acceptance, administration and performance of its respective duties and obligations under this Agreement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Agreement, but excluding any cost, expense, loss, damage, claim or liability incurred by the Administrative Agent or the Collateral Agent through such entity’s own willful misconduct, negligence or bad faith or arising from any breach of such entity’s representations and warranties set forth in Sections 3.04 or 7.09, as the case may be.

Section 8.02.  Indemnification Procedures.  Promptly upon receipt by an Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made under Section 8.01, notify the Borrower and the Titling Trust Administrator of the commencement of such Proceeding.  Failure by the Indemnified Person to so notify the Borrower and the Titling Trust Administrator will not relieve the Borrower and the Titling Trust Administrator of their obligations under this Section; provided, that the Borrower and the Titling Trust Administrator have not been materially prejudiced by such failure to so notify.  The Borrower, or, if the Borrower so causes, the Titling Trust Administrator, may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Borrower or the Titling Trust Administrator, and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  After notice from the Borrower to the Indemnified Person of the intention of the Borrower to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Borrower so assumes the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Borrower will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Borrower, on one hand, and an Indemnified Person, on the other hand, in which case the Borrower will pay for the separate counsel reasonably acceptable to the Borrower and such Indemnified Person.

Section 8.03.  Survival.  The payment obligations of the Borrower to the Administrative Agent and the Collateral Agent pursuant to this Article will survive the resignation or removal of the Administrative Agent and the termination of this Agreement.

ARTICLE NINE

AMENDMENTS

Section 9.01.  Amendments Without Consent of Exchange Noteholders.

(a)          The parties hereto may enter into one or more amendments to this Agreement, without the consent of the Exchange Noteholders:

(i)          to cure any ambiguity or mistake in or to correct or supplement the description of any property subject to the security interest granted under this Agreement, or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the security interest granted under this Agreement, or to subject to the security interest granted under this Agreement additional property;

(ii)         to add to the covenants of the Borrower, or to surrender any right or power conferred upon the Borrower in this Agreement, in each case for the benefit of the Secured Parties;

(iii)        to convey, transfer, assign, mortgage or pledge any property to the Collateral Agent;

(iv)        to cure any ambiguity or mistake in or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement or in any amendment or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; or

(v)         to evidence the acceptance or the appointment under this Agreement of a successor Administrative Agent or successor Collateral Agent;

provided, that, with respect to clauses (i) through (iv), such action does not materially adversely affect the interests of the Exchange Noteholders as evidenced by an Officer’s Certificate of the Borrower or an Opinion of Counsel.  In the event that such Opinion of Counsel cannot be rendered, consent of the related Exchange Noteholders to such amendment shall be required (which consent shall be given as set forth in the related Exchange Note Supplement).

All amendments pursuant to this Section will be in form reasonably satisfactory to the Administrative Agent.  The Administrative Agent and the Collateral Agent are authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be contained in such amendment.

(b)          The parties hereto may enter into one or more amendments to this Agreement, without the consent of the Exchange Noteholders, to add any provisions to, or change any manner or eliminate any of the provisions of, this Agreement or modify in any manner the rights of the Exchange Noteholders under this Agreement and any Exchange Note Supplement (except as otherwise provided in such Exchange Note Supplement); provided that the Borrower delivers an Officer’s Certificate or an Opinion of Counsel to the other parties hereto and any related Exchange Noteholder to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment).

Section 9.02.  Amendments with Consent of Exchange Noteholders.  This Agreement may be amended (in any manner and for any purpose) by the parties hereto; provided, that, for each amendment other than those provided for in Section 9.01, each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment.

Section 9.03.  Tax Opinion Requirement.  Notwithstanding any other part of this Article, no amendment to this Agreement or any Exchange Note Supplement will be effective unless the Borrower delivers an Opinion of Counsel to the Administrative Agent, in form reasonably satisfactory to it, to the effect that such amendment will not cause the Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 9.04.  Execution of Amendments.  In executing any amendment permitted by this Article, the Administrative Agent will be entitled to receive, and subject to Sections 7.01 and 7.02, will be fully protected in relying upon, an Opinion of Counsel stating that (i) the execution of such amendment is authorized or permitted by the Agreement and (ii) all conditions precedent to the execution and delivery of such amendment have been satisfied.  The Administrative Agent may, but is not be obligated to, enter into any such amendment that affects the Administrative Agent’s own rights, powers, duties, obligations, liabilities or immunities under the Agreement.

ARTICLE TEN

CREDITORS’ RELATIONS

Section 10.01.  Allocation of Collections.  The Lender and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting the related Exchange Note, acknowledge and agree that, notwithstanding that the Revolving Facility and the Exchange Notes are secured, pursuant to Section 3.01, by a single security interest in all of the Collateral (i) each such Person will be subject to the limitation of recourse, waiver of claims and rights, and subordination provisions set forth in this Article, (ii) the Lender will not have any recourse or right to payment from Collections on any Reference Pool in respect of payments of the Revolving Facility Balance, (iii) no Exchange Noteholder will have any recourse to, or right to payment from, the Collections on the Revolving Facility Pool or any other Reference Pool and (iv) except as otherwise provided in an Exchange Note Supplement or other transaction document relating to the related Exchange Note, all Collections will be applied in accordance with the priorities and procedures set forth in this Article.

Section 10.02.  Application of Revolving Facility Pool Collections Prior to a Facility Default.  On each Payment Date (unless a Facility Default has occurred prior to such Payment Date), the Administrative Agent will (based on the information contained in the related Monthly Revolving Facility Report) withdraw from the Revolving Facility Collection Account or, if there is no Revolving Facility Collection Account, cause the Servicer to credit, an amount equal to the Collections for the Revolving Facility Pool and the related Collection Period and such Payment Date and apply such amount in accordance with the following priorities (to the extent such amounts that have not been paid from Collections retained by MBFS USA pursuant to Sections 5.01(a) or 5.02 of the Basic Servicing Agreement or Section 2.04(b) of this Agreement):

(a)          to the Servicer, the Revolving Facility Pool Servicing Fee for the related Collection Period, to the extent that such amount has not been paid from the Collections in respect of such Revolving Facility Pool that have been retained by the Servicer pursuant to the Basic Servicing Agreement;

(b)          to the Lender as payment of interest on the Advances, an amount equal to the Revolving Facility Interest Distributable Amount;

(c)          to the Lender as a payment of principal of the Advances in an amount equal to the Revolving Facility Principal Distributable Amount, until the Revolving Facility Balance has been reduced to zero;

(d)          if and to the extent that the Borrower so elects (by direction to the Administrative Agent on or prior to the applicable Payment Date, which may be in the form of a standing direction) or if the Revolving Period has been terminated, to the Lender as an additional payment of principal of the Advances, all amounts remaining, until the Revolving Facility Balance has been reduced to zero;

(e)          to pay any amounts that remain owing and unpaid to any Person under any indemnity or other payment agreement made by the Holder of the Mercedes-Benz Retail Specified Interest Certificate (or by the Servicer acting on its behalf) in connection with the Basic Documents or the transactions contemplated by the Basic Documents; and

(f)          to or at the direction of the Holder of the Mercedes-Benz Retail Specified Interest Certificate, all remaining funds.

Section 10.03.  Application of Reference Pool Collections Prior to Facility Default.  On each Payment Date (unless a Facility Default has occurred prior to such Payment Date), the Administrative Agent will, with respect to each Reference Pool (based on the information contained in the related Monthly Exchange Note Report delivered before such Payment Date pursuant to the related Servicing Supplement), withdraw from the related Collection Account an amount equal to the Collections for such Reference Pool and such Payment Date, together with, if so provided by the related Exchange Note Supplement or Servicing Supplement, amounts from the related Reserve Account, and apply such amounts in accordance with the terms of the applicable Exchange Note Supplement.

Section 10.04.  Application of Collections Following a Facility Default.

(a)          The Revolving Facility.  With respect to the Revolving Facility Pool (based on the information contained in the related Monthly Revolving Facility Report), on each Payment Date following the occurrence of a Facility Default, the Administrative Agent will withdraw from the related Collection Account or, if there is no related Collection Account, cause the Servicer to credit, an amount equal to the Collections in respect of the related Collection Period for the Revolving Facility Pool and such Payment Date and apply such amounts, in accordance with the following priorities:

(i)          in the manner and in the priorities set forth in Section 10.02(a) through (c);

(ii)         to pay any amounts that remain owing and unpaid to any Person under any indemnity or other payment agreement made by the Holder of the Mercedes-Benz Retail Specified Interest Certificate (or by the Servicer acting on its behalf) in connection with the Basic Documents or the transactions contemplated by the Basic Documents; and

(iii)        to or at the direction of the Holder of the Mercedes-Benz Retail Specified Interest Certificate, all remaining funds.

(b)          The Reference Pools.  With respect to each Reference Pool (based on the information contained in the related Monthly Exchange Note Report), on each Payment Date following the occurrence of a Facility Default, the Administrative Agent will withdraw from the related Collection Account an amount equal to the Collections in respect of the related Collection Period for such Reference Pool and such Payment Date, together with, if so provided by the related Exchange Note Supplement, Servicing Supplement or other related transaction documents, amounts from the related Reserve Account, and, except as otherwise specified therein, apply such amounts, in the manner and in the priorities set forth in such Exchange Note Supplement, Servicing Supplement or other related transaction documents, including the related Reference Pool Servicing Fee, the Exchange Note Interest Distributable Amount, the Exchange Note Principal Distributable Amount and such other amounts specified in such Exchange Note Supplement, Servicing Supplement or other related transaction documents.

Section 10.05.  Modified Priorities Following Liquidation.  Notwithstanding Sections 10.02, 10.03 and 10.04, following the liquidation of any portion of the Collateral pursuant to Article Six, any proceeds of such liquidation will be distributed in the manner and in the priority set forth in Sections 6.03(b) or 6.05(b), as applicable.

Section 10.06.  Application of Liquidation Proceeds.  In the event that any liquidation proceeds with respect to any Collateral cannot be identified, after reasonable efforts by the Servicer or other Person required to make such identification, as relating to the Revolving Facility Pool or a specific Reference Pool, then any such amounts will be deemed to constitute Collections with respect to the Revolving Facility Pool and each Reference Pool, to be allocated to such pools pro rata based on the outstanding Revolving Facility Balance and the Exchange Note Balances of the related Exchange Notes.

Section 10.07.  Limited Recourse; Subordination of Claims.

(a)          The obligations of the Borrower under this Agreement and any Exchange Notes are solely the obligations of the Borrower and do not represent any obligation of or interest in any assets of the Servicer, the Initial Beneficiary, the Collateral Agent, the Administrative Agent or any other Person.

(b)          The Lender and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting an Exchange Note, acknowledge and agree that:

(i)          except to the extent of funds allocated to such Exchange Noteholder pursuant to this Article, any claim against the Borrower in respect of any Secured Obligations under this Agreement by (A) the Lender will be limited in recourse to the assets of the Borrower that are included in the Revolving Facility Pool and (B) each Exchange Noteholder will be limited in recourse to the assets of the Borrower that are included in the related Reference Pool; and

(ii)         neither the Lender nor any Exchange Noteholder has any right, title or interest in or to any other assets of the Borrower (“Other Assets”).

(c)          Notwithstanding Section 10.07(b), if the Lender or any Exchange Noteholder (or the Administrative Agent, on behalf of either of them) either (i) asserts an interest in, claim to, or benefit from, the Other Assets or (ii) is deemed to have any such interest in, claim to, or benefit from the Other Assets, whether by operation of law, legal process, pursuant to Insolvency Laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Lender and each Exchange Noteholder further acknowledge and agree that any such interest, claim or benefit in, to or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities of the Borrower including obligations under this Agreement or any Exchange Note (the “Other Liabilities”), which, in each case, pursuant to this Agreement, any Exchange Note or any other relevant documents, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under Applicable Law, including Insolvency Laws, and whether or not asserted against the Borrower), including the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

(d)          The Administrative Agent and the Lender further acknowledge and agree and each Exchange Noteholder, by taking delivery of an Exchange Note, will be deemed to further acknowledge and agree that no adequate remedy at law exists for a breach of this Section and this Section may be enforced by an action for specific performance.

(e)          The Lender, by entering into this Agreement, each Exchange Noteholder, by taking delivery of an Exchange Note, and the Administrative Agent on behalf of itself and each such Person, irrevocably makes the election afforded to secured creditors by Section 1111(b)(l)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such Person may have at any time against any Other Assets.

(f)          This Section is for the third party benefit of the holders, pledgees or other beneficiaries of any Other Liabilities and will survive the termination of this Agreement.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01.  Compliance Certificates and Opinions.  Upon any application or request by the Borrower to the Administrative Agent to take any action under this Agreement, the Borrower will furnish to the Administrative Agent (i) an Officer’s Certificate stating that all conditions precedent provided for in this Agreement relating to the proposed action have been satisfied and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been satisfied.

Section 11.02.  Form of Documents Delivered to Administrative Agent.

(a)          Any certificate or opinion of an Authorized Officer of the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that such certificate or opinion, or representations with respect to the matters upon which such officer’s certificate or opinion is based, are erroneous.  Any such certificate of an Authorized Officer or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Titling Trust Administrator stating that the information with respect to such factual matters is in the possession of the Servicer or the Titling Trust Administrator, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion, or representations with respect to such matters, are erroneous,

(b)          Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Agreement, they may be consolidated in one instrument.

Section 11.03.  Notices, etc.  Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement must be in writing and will be sufficient if made as follows:

(a)          if to the Administrative Agent, if delivered by hand, or sent by facsimile with telephone confirmation on the same day by the sender, overnight delivery, electronic mail or registered first class mail, postage prepaid, to the Administrative Agent at:

U.S. Bank Trust National Association
190 South LaSalle Street, Seventh Floor
Chicago, Illinois  60603
Attention:  Mercedes-Benz Vehicle Trust
Telephone:  312-332-7496

or at any other address previously furnished by notice to the other parties hereto by the Administrative Agent;

(b)          if to the Borrower, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Borrower at:

Mercedes-Benz Vehicle Trust
c/o BNY Mellon Trust of Delaware
301 Bellevue Parkway, Third Floor
Wilmington, Delaware  19809
AIM #19A-0307

or at any other address previously furnished by notice to the Administrative Agent by the Borrower;

(c)          if to the Collateral Agent, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Collateral Agent at:

Collateral Title Co.
190 South LaSalle Street, Seventh Floor
Chicago, Illinois  60603
Attention:  Mercedes-Benz Vehicle Trust
Telephone:  312-332-7496

or at any other address previously furnished by notice to the Administrative Agent by the Collateral Agent;

(d)          if to the Lender, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Lender at:

Mercedes-Benz Financial Services USA LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan  48331
Attention:  Steven C. Poling
Telephone: (248) 991-6632

or at any other address previously furnished by notice to the Administrative Agent by the Lender; and

(e)          if to any Exchange Noteholder, at the address specified in the Exchange Note Register or at such other address previously furnished by notice to the Administrative Agent by such Exchange Noteholder.

Section 11.04.  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Agreement or any of the Exchange Notes to the contrary, the Borrower may enter into any agreement with any Exchange Noteholder providing for a method of payment or a method of notice by the Administrative Agent to such Exchange Noteholder that is different from the methods provided for in this Agreement for such payments or notices.  The Borrower will furnish to the Administrative Agent a copy of each such agreement and the Administrative Agent will, if such agreement is reasonably acceptable to the Administrative Agent, cause payments to be made and notices to be given in accordance with such agreements.

Section 11.05.  Benefits of Agreement.  Except as described in Section 11.07 or in an Exchange Note Supplement, nothing in this Agreement, express or implied, will give to any Person, other than the parties to this Agreement and their successors under this Agreement, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 11.06.  GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

Section 11.07.  Successors and Assigns.  All covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, the Holders and their respective permitted successors and assigns (including any Registered Pledgee).  Any request, notice, direction, consent, waiver or other instrument or action by the parties hereto or any Holder shall bind their respective successors and assigns.

Section 11.08.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Exchange Note is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and all Exchange Notes and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement and all Exchange Notes.

Section 11.09.  Collateral Agency Agreeemnt.  This Agreement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.  This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 11.10.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 11.11.  Borrower Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Administrative Agent under this Agreement or any certificate or other writing delivered in connection with this Agreement, against (i) the Administrative Agent in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Administrative Agent, each in its individual capacity or (iii) any holder of a beneficial interest in the Administrative Agent except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligation in its individual capacity).

Section 11.12.  No Petition.  Each of the Administrative Agent, the Collateral Agent, the Lender and the Servicer, by entering into this Agreement, and each Exchange Noteholder, by taking delivery of an Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under this Agreement, all Exchange Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust or the Initial Beneficiary any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to any of the Basic Documents.

Section 11.13.  Confidential Information.

(a)          Each of the Administrative Agent and the Collateral Agent agrees to hold and treat all Confidential Information provided to it under, or in connection with the transactions contemplated by, each Basic Document in confidence and in accordance with this Section, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information.  Such Confidential Information will not, without the prior written consent of the Lender, be disclosed or used by the Information Recipients, other than in connection with the transactions contemplated by the Basic Documents.  Each of the Administrative Agent and the Collateral Agent agrees that it will not, and will cause its affiliates not to (i) purchase or sell any securities issued by MBFS USA or its Affiliates or special purpose entities on the basis of any Confidential Information or (ii) use the Confidential Information in connection with the preparation of any research reports, newsletters or other publications or communications.

(b)          “Confidential Information” means all oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the Closing Date to the Administrative Agent and/or the Collateral Agent in connection with the transactions contemplated by the Basic Documents, including:

(i)          non-public personal information (as defined in the Gramm-Leach-Bliley Act of 1999 and its enabling regulations issued by the Federal Trade Commission) regarding Lessees;

(ii)         information, data or documents about MBFS USA or MBFS USA’s lease portfolio;

(iii)        financial products, product pricing, product performance, organization, management, origination and servicing guidelines, policies and procedures; and

(iv)         notes, analyses, compilations, studies or other documents or records prepared by MBFS USA or others, which contain information supplied by or on behalf of MBFS USA or its representatives.

“Confidential Information” also includes the content of the Basic Documents and any other documents entered into in connection herewith and therewith (unless otherwise set forth in such subsequent agreement).  Confidential Information will not, however, include information that (i) is or becomes generally available to the public other than as a result of disclosure by any of the Information Recipients, (ii) was available to, or becomes available to, any of the Information Recipients on a non-confidential basis from a Person or entity other than MBFS USA prior to its disclosure to any of the Information Recipients who, to the knowledge of such Information Recipient, is not otherwise bound by a confidentiality agreement with MBFS USA or one or more of its Affiliates and is not otherwise prohibited from transmitting the information to the Information Recipients or (iii) the Lender provides permission to the applicable Information Recipients to release.

(c)          Each of the Administrative Agent and the Collateral Agent will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of any and all Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.

(d)          If either the Administrative Agent or the Collateral Agent is required by Applicable Law, regulation, rule or order issued by any administrative, governmental, regulatory, judicial or stock exchange authority, or in response to a request from the auditors or rating agencies with respect to any such Person, to disclose any portion of the Confidential Information, such Person may disclose such Confidential Information.  However, prior to any required disclosure (other than a required disclosure to bank examiners or securities industry examiners), the Administrative Agent or the Collateral Agent, as the case may be, to the extent permitted by law, will use its reasonable efforts to provide the Lender with notice of such requirement and will cooperate, at the Lender’s expense, in the Lender’s pursuit of any appropriate protective order or other relief in connection with the disclosure of the Confidential Information.  If the Lender is unable to obtain such protective order or other appropriate remedy by the date that such information is required to be disclosed, the Administrative Agent or the Collateral Agent, as the case may be, will disclose only that portion of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)          Any of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, advisors, representatives or Affiliates, including legal counsel and accountants to whom Confidential Information is provided pursuant to this Section (collectively, “Information Recipients”) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of this Agreement; provided, however, that no Information Recipients shall disclose any other information that is not relevant to understanding the tax treatment or tax structure of any Basic Document (including the identity of any party and any information that could lead another to determine the identity of any party to a Basic Document) the disclosure of which is otherwise prohibited pursuant to this Agreement, or any other information to the extent that such disclosure could result in a violation of any Applicable Law.

Section 11.14.  Tax Characterization.  None of the Exchange Noteholders, the Holders, any Registered Pledgees or the parties to this Agreement will elect or permit an election to be made to treat the Titling Trust or the Mercedes-Benz Retail Specified Interest as an association taxable as a corporation for United States federal income tax purposes pursuant to Treasury Regulations Section 301-7701-3.

Section 11.15.  No Recourse.  It is expressly understood and agreed by the parties that (i) this document is executed and delivered by BNYM, not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM but is made and intended for the purpose for binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) BNYM has made no investigation as to the accuracy or completeness of any representations and warranties made by the Titling Trust herein, and (v) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust under this document or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Collateral Agency Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

MERCEDES-BENZ VEHICLE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Titling Trustee

By:	/s/ Dawn Plows
	Name:	Dawn Plows
	Title:	Agent

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender

By:	/s/ Brian T. Stevens
	Name:	Brian T. Stevens
	Title:	Vice President and Controller

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:	/s/ Christopher Trainor
	Name:	Christopher Trainor
	Title:	Vice President

COLLATERAL TITLE CO., as Collateral Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

EXHIBIT A

FORM OF 20__-__ EXCHANGE NOTE

THIS 20__-__ EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a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

THIS EXCHANGE NOTE MAY BE TRANSFERRED PRIOR TO THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, ONLY IN WHOLE AND NOT IN PART AND SUBSEQUENT TO THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, EITHER IN WHOLE OR IN PART.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

HOLDERS OF THIS EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY EITHER (A) ARE NOT, AND ARE NOT ACQUIRING AND HOLDING THE 20__-__ EXCHANGE NOTE ON BEHALF OF, (X) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH PLAN’S OR EMPLOYMENT BENEFIT PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR OTHERWISE (INCLUDING, FOR THE PURPOSE OF THIS CLAUSE, ANY INSURANCE COMPANY GENERAL ACCOUNT) OR (Y) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR TO ANY FEDERAL, STATE, FOREIGN OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”) OR (B) THEIR ACQUISITION AND HOLDING OF THE 20__-__ EXCHANGE NOTE THROUGHOUT THE PERIOD THAT IT HOLDS THE 20__-__ EXCHANGE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A NON-U.S., GOVERNMENTAL OR CHURCH PLAN, A VIOLATION OF ANY SIMILAR FEDERAL, STATE, FOREIGN OR LOCAL LAW).  IN ADDITION, IF THE HOLDERS ARE, OR ARE ACTING ON BEHALF OF, A PLAN, THE FIDUCIARIES OF SUCH PLAN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY HAVE BEEN INFORMED OF AND UNDERSTAND THE BORROWER’S INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES AND THAT THE DECISION TO INVEST SUCH PLAN’S ASSETS.

IN THE 20__-__ EXCHANGE NOTE WAS MADE WITH APPROPRIATE CONSIDERATION OF RELEVANT INVESTMENT FACTORS WITH REGARD TO SUCH PLAN AND IS CONSISTENT WITH THE DUTIES AND RESPONSIBILITIES IMPOSED UPON FIDUCIARIES WITH REGARD TO THEIR INVESTMENT DECISIONS UNDER ERISA.

NEITHER THIS 20__-__ EXCHANGE NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE OR PURCHASER DELIVERS TO THE ADMINISTRATIVE AGENT AND THE LENDER A DULY EXECUTED INVESTMENT LETTER IN THE FORM ATTACHED AS EXHIBIT C TO THE COLLATERAL AGENCY AGREEMENT.  THE PURCHASER UNDERSTANDS AND AGREES THAT ANY PURPORTED TRANSFER OF THIS 20__-__ EXCHANGE NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE PRECEDING SENTENCE SHALL BE VOID AND OF NO EFFECT.

THE PRINCIPAL OF THIS EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$____________

No.  __

20__-__ EXCHANGE NOTE

MERCEDES-BENZ VEHICLE TRUST, as Borrower (the “Borrower”), for value received, hereby promises to pay to _____, as 20__-__ Exchange Noteholder (the “20__-__ Exchange Noteholder”) for its benefit and the benefit of the other Transferees from time to time acquiring interests herein pursuant to the 20__-__ Exchange Note Supplement, dated as of _____ 1, 20__ (the “Exchange Note Supplement”), among the Borrower, MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender (in such capacity, the “Lender”) and Servicer (in such capacity, the “Servicer”), U.S. Bank Trust National Association, as Administrative Agent (the “Administrative Agent”), Collateral Title Co., as Collateral Agent (the “Collateral Agent”), and ____________ as Indenture Trustee, to the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023, among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent, and other Transferees or registered assigns, the principal sum of ____________ Dollars (U.S. $____________) payable on each Payment Date in an amount equal to the 20__-__ Exchange Note Principal Distributable Amount for such Payment Date pursuant to Section __ of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the __, 20__ Payment Date (the “20__-__ Exchange Note Final Scheduled Payment Date”) and (ii) the 20__-__ Exchange Note may be redeemed earlier than the 20-__ Exchange Note Final Scheduled Payment Date pursuant to Section __ of the 20__-__ Servicing Supplement, dated as of ______ 1, 20__ (the “20__-__ Servicing Supplement”), among MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender and Servicer, the Borrower and Collateral Title Co., as Collateral Agent.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the Exchange Note Supplement or, if not defined therein, in Appendix A to the Collateral Agency Agreement.  Appendix 1 also contains rules as to usage applicable to this 20__-__ Exchange Note.

The Borrower will pay interest on this 20__-__ Exchange Note in an amount equal to the 20__-__ Exchange Note Interest Distributable Amount until the principal of this 20__-__ Exchange Note is paid or made available for payment.  Notwithstanding any other provision hereof, the 20__-__ Exchange Note Interest Rate may not exceed the maximum rate permitted by Applicable Law.  The amount of interest due on this 20__-__ Exchange Note on each Payment Date will be calculated on the basis of the ______ as of the first day of the related 20__-__ Exchange Note Interest Period, and will be subject to certain limitations contained in Section __ of the Exchange Note Supplement.  Such principal of and interest on this 20__-__ Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 20__-__ Exchange Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Borrower with respect to this 20__-__ Exchange Note will be applied to interest on and principal of this 20__-__ Exchange Note in the manner set forth in the Exchange Note Supplement.

This 20__-__ Exchange Note is a security governed by Article 8 of the Uniform Commercial Code.

Reference is made to the further provisions of this 20__-__ Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 20__-__ Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 20__-__ Exchange Note will not be entitled to any benefit under the Collateral Agency Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: ____________, ____	MERCEDES-BENZ VEHICLE TRUST

	By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Titling Trustee

By:
Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 20__-__ Exchange Note designated above and referred to in the within-mentioned Collateral Agency Agreement and Exchange Note Supplement.

Date: ____________, ____	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:
Authorized Officer

REVERSE OF 20__-__ EXCHANGE NOTE

This 20__-__ Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Collateral Agency Agreement, to which Collateral Agency Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholders.  The 20__-__ Exchange Note is subject to all terms of the Collateral Agency Agreement and the Exchange Note Supplement.  In the event of a conflict between the terms of this 20__-__ Exchange Note, the Collateral Agency Agreement and the Exchange Note Supplement, the terms of the Exchange Note Supplement will prevail.  The 20-__ Exchange Noteholder, by accepting this 20-__ Exchange Note, will be deemed to have agreed to the terms and conditions of the Collateral Agency Agreement and the Exchange Note Supplement with the same effect as if such 20-__ Exchange Noteholder had been a party to the Collateral Agency Agreement and the 20-__ Exchange Note Supplement.

Interest on and principal of the 20__-__ Exchange Note will be payable in accordance with the priority of payments set forth in Sections ___ and ___of the Exchange Note Supplement.

Principal of the 20__-__ Exchange Note will be payable on each Payment Date in an amount equal to the 20__-__ Exchange Note Principal Distributable Amount for such Payment Date.  “Payment Date” means the __th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing _______, 20__.

As described on the face hereof, the entire unpaid principal amount of this 20__-__ Exchange Note will be due and payable on the 20__-__ Exchange Note Final Scheduled Payment Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this 20__-__ Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to the 20__-__ Exchange Note has occurred and is continuing and the 20__-__ Exchange Noteholder has declared the 20__-__ Exchange Note to be immediately due and payable in the manner provided in the Collateral Agency Agreement.

Payments of interest on this 20__-__ Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 20__-__ Exchange Note, will be made to the account of the 20__-__ Exchange Noteholder either by wire transfer in immediately available funds, to the account of such 20__-__ Exchange Noteholder or an account designated by the 20__-__ Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 20__-__ Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least __ Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 20__-__ Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 20__-__ Exchange Note on a Payment Date or the 20__-__ Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 20__-__ Exchange Note in the manner set forth in Section 4.05 of the Collateral Agency Agreement.  Such payments will be made without requiring that this 20__-__ Exchange Note be submitted for notation of payment.  Any reduction in the principal amount of this 20__-__ Exchange Note effected by any payments made on any Payment Date will be binding upon all future 20__-__ Exchange Noteholders of this 20__-__ Exchange Note and of any 20__-__ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Exchange Note Supplement and the Collateral Agency Agreement, for payment in full of the then remaining unpaid principal amount of this 20__-__ Exchange Note on a Payment Date, then the Administrative Agent will notify the 20__-__ Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on the 20__-__ Exchange Note will be paid not later than ___ days prior to such date.  Such notice will specify that such final installment will be payable only upon presentation and surrender of the 20__-__ Exchange Note and will specify the place where the 20__-__ Exchange Note may be presented and surrendered for payment of such installment.

As provided in the 20__-__ Servicing Supplement, the 20__-__ Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section ___ of the 20__-__ Servicing Supplement.

The transfer of this 20__-__ Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Collateral Agency Agreement and the Exchange Note Supplement.  Subject to the satisfaction of such restrictions and limitations, the transfer of this 20__-__ Exchange Note may be registered on the Exchange Note Register upon surrender of this 20__-__ Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Collateral Agency Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 20__-__ Exchange Noteholder hereof or the 20__-__ Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 20__-__ Exchange Note in the same aggregate principal amount will be issued to the designated transferee.  No service charge will be charged for any registration of transfer or exchange of this 20__-__ Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 20__-__ Exchange Noteholder, by accepting this 20__-__ Exchange Note, acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20__-__ Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20__-__ Reference Pool, (ii) if, notwithstanding clause (i) above, the 20__-__ Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20__-__ Reference Pool, whether by operation of law, legal process, pursuant to Insolvency Laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (a) all other Exchange Notes and (b) in the case of assets allocated to a Specified Interest other than the Mercedes-Benz Retail Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements and (iii) the 20__-__ Exchange Noteholder irrevocably makes the election afforded to secured creditors by Section 1111(b)(I)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as the case may be, may have against the Titling Trust or against any Series other than the Series in connection with which this 20__-__ Exchange Note is issued.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.

In addition, the 20__-__ Exchange Noteholder, by accepting this 20__-__ Exchange Note, (i) consents to the Administrative Agent’s delegation under the Collateral Title Co. Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to the Collateral Agency Agreement and (ii) agrees that, in the event that any Vehicle is sold or otherwise disposed of by the Servicer pursuant to the Servicing Agreement, it will be deemed automatically to release, and immediately prior to such sale or other disposition, does hereby agree to release at such time, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under such Vehicle, the proceeds thereof (including pursuant to any Insurance Policy) with respect to or covering such Vehicle and any contract or agreement for the sale or other disposition of such Vehicle.  Notwithstanding the foregoing, nothing herein shall constitute a release of any rights under the 20__-__ Basic Documents to receive an amount equal to the proceeds of such sale or other disposition.

The 20__-__ Exchange Noteholder, by accepting the 20__-__ Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Secured Obligations under the Collateral Agency Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities, it will not institute against the Titling Trust, the Initial Beneficiary or the Transferor, or join in any institution against the Titling Trust, the Initial Beneficiary or the Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 20__-__ Exchange Note, the Collateral Agency Agreement, the Exchange Note Supplement or any of the other 20__-__ Basic Documents.

The Borrower has entered into the Exchange Note Supplement and this 20__-__ Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 20__-__ Exchange Note will qualify as indebtedness of the Borrower.  The 20__-__ Exchange Noteholder, by its acceptance of this 20__-__ Exchange Note, will be deemed to agree to treat this 20__-__ Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrower.

Prior to the due presentment for registration of transfer of this 20__-__ Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 20__-__ Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 20__-__ Exchange Note be overdue, and none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Collateral Agency Agreement permits the amendment thereof (in any manner and for any purpose) by the parties thereto so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment.  The Collateral Agency Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Exchange Noteholders; provided certain conditions are satisfied.  Any such consent by the 20__-__ Exchange Noteholder will be conclusive and binding upon the 20__-__ Exchange Noteholder and upon all future holders of this 20__-__ Exchange Note and of any 20__-__ Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 20__-__ Exchange Note.

This 20__-__ Exchange Note, the Collateral Agency Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with, the laws of the State of Delaware.

No reference herein to the Collateral Agency Agreement or the Exchange Note Supplement, and no provision of this 20__-__ Exchange Note or of the Collateral Agency Agreement, will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 20__-__ Exchange Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the 20__-__ Basic Documents, none of U.S. Bank Trust, in its individual capacity, or Collateral Title Co., in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns, will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this 20__-__ Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Collateral Agency Agreement or the Exchange Note Supplement.  The 20__-__ Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the 20__-__ Basic Documents, in the case of an Exchange Note Default under the Collateral Agency Agreement or the Exchange Note Supplement, the 20__-__ Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Collateral Agency Agreement, the Exchange Note Supplement or in this 20__-__ Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto
(name and address of assignee)

the within 20__-__ Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said 20__-__ Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*
Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20__-__Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

DETERMINATION OF REVOLVING
FACILITY INTEREST RATE

Floating Rate:	SOFR

SOFR:
A floating rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) having a tenor of no more than 3 months, as agreed to by the Servicer on behalf of the Borrower and the Lender.

Spread:	0.50%

B-1

EXHIBIT C

FORM OF TRANSFEREE REPRESENTATION LETTER

_____________, ____

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan  48331

U.S. Bank Trust National Association, as Administrative Agent
190 South LaSalle Street, Seventh Floor
Chicago, Illinois  60603
Attention:  Mercedes-Benz Vehicle Trust

Re:	Mercedes-Benz Vehicle Trust 20 - Exchange Note

Ladies and Gentlemen:

In connection with our proposed transfer of the 20__-__ Exchange Note (the “Exchange Note”) of Mercedes-Benz Vehicle Trust (the “Borrower”) issued pursuant to the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023 (the “Collateral Agency Agreement”), among the Borrower, MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender (in such capacity, the “Lender”) and Servicer (in such capacity, the “Servicer”), U.S. Bank Trust National Association, as Administrative Agent (the “Administrative Agent”), and Collateral Title Co., as Collateral Agent (the “Collateral Agent”), as supplemented by the Exchange Note Supplement, dated as of ____________ 1, 20__ (the “20_-__ Exchange Note Supplement”), among the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and __________, as Indenture Trustee, we agree with and represent to and for the benefit of the Lender and the Administrative Agent, that:

1.
No Transfer of the Exchange Note will be made unless the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act, and only to either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act (a “Qualified Institutional Buyer”), (ii) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”), (iii) the Initial Beneficiary or its Affiliates in a transaction exempt from the registration requirements of the Securities Act or (iv) any Federal Reserve Bank or any agent thereof acting as custodian or collateral agent and, in each case, such transfer is in accordance with any applicable State securities laws and the transferee executes and delivers to the Lender and the Administrative Agent a Transferee Representation Letter substantially in the form of this Exhibit C to the Collateral Agency Agreement.

2.
We are, and were at the time that we acquired the Exchange Note held by us, a Qualified Institutional Buyer or an Institutional Accredited Investor and we are aware that the sale or transfer of Exchange Note to us is being made in reliance or the exemption from registration provided by Rule 144A or Section 4(2) of the Securities Act, as applicable.

3.
We are acquiring the Exchange Note for our own account or for one or more accounts, each of which is either a Qualified Institutional Buyer or an Institutional Accredited Investor, and as to each of which we exercise sole investment discretion for us and for each such account.

4.
We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Exchange Note, and we and any accounts for which we are acting are each able to bear the economic risk of such investment,

5.
If we are a corporation, partnership, trust or other entity, other than the special purpose entity to which the Lender initially transfers the Exchange Note or the second special purpose entity to which the Exchange Note is transferred for the purpose of issuing asset-backed securities collateralized by such Exchange Note, we were not formed or recapitalized for the specific purpose of acquiring the Exchange Note.

6.
We understand that the Exchange Note is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Exchange Note has not been and will not be registered under the Securities Act, and, if in the future we decide to offer, resell, pledge or otherwise transfer the Exchange Note, such security may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Note set forth herein.  We acknowledge that no representation is made by the Borrower as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Exchange Note;

7.
We understand that an investment in the Exchange Note involves certain risks, including the risk of loss of a substantial part of our investment under certain circumstances.  We have had access to such financial and other information concerning the Borrower, the Leases, the Vehicles and the Servicer’s servicing practices and procedures as we deemed necessary or appropriate in order to make an informed investment decision with respect to our acquisition of the Exchange Note, including an opportunity to ask questions of and request information from the Borrower.

8.
Either (A) we are not, and are not acquiring and holding such Exchange Note on behalf of, a Benefit Plan or a governmental or church plan that is subject to Section 406 of ERISA or Section 4975 of the Code or to any federal, State, foreign or local law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code or (B) our acquisition and holding of such Exchange Note throughout the period that we hold such Exchange Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any similar federal, State, foreign or local law).  In addition, if we are, or are acting on behalf of, a Benefit Plan, the fiduciaries of such Benefit Plan represent and warrant that they have been informed of and understand the Issuer’s investment objectives, policies and strategies and that the decision to invest such Benefit Plan’s assets in such Exchange Note was made with appropriate consideration of relevant investment factors with regard to such Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

9.
Neither the Borrower nor the Administrative Agent is under an obligation to register the Exchange Note under the Securities Act or any State securities laws.  Each Note will bear a legend to the following effect unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):

“THIS 20__-__ EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES, ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a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”

10.
As a condition to the registration of any sale, transfer, assignment, participation, pledge or other disposition (each, a “Transfer”) of an Exchange Note, the prospective transferee of such Exchange Note will be required to represent to the Administrative Agent and the Lender the following, unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):

(a)
It understands that no subsequent Transfer of the Exchange Note is permitted unless it causes its proposed transferee to provide to the Administrative Agent and the Borrower a letter substantially in the form of this Exhibit C (with such changes therein as may be approved by the Servicer), or such other statement as the Borrower may require.

(b)
It understands that any purported Transfer of an Exchange Note (or any interest therein) in contravention of any of the restrictions and conditions contained in Section 4.03 of the Collateral Agency Agreement will be null and void, and the purported transferee in any such purported Transfer will not be recognized by the Borrower or any other Person as an Exchange Noteholder for any purpose.

11.
We acknowledge, submit to and agree to be bound by the Intercreditor Agreement, and each acknowledge receipt of a copy of such agreement as in effect on the Closing Date.  We acknowledge that, among other things, the Intercreditor Agreement limits any interest of the Exchange Noteholder and any transferee in the Borrower to the assets allocated to the related Reference Pool in the Specified Interests of the Borrower.

12.
Any Transfer of the Exchange Note to a Person that is not a Qualified Institutional Buyer or an Institutional Accredited Investor, or otherwise that is not made in accordance with the restrictions set forth in the Collateral Agency Agreement will be null and void from the beginning and will not be given effect for any purpose under this letter or the Collateral Agency Agreement.

Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in Appendix A to the Collateral Agency Agreement, which also contains rules as to usage applicable to this letter.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Name:
Title:

EXHIBIT D

FORM OF POWER OF ATTORNEY IN FAVOR
OF THE COLLATERAL AGENT ADMINISTRATOR

STATE OF ILLINOIS	}
}
COUNTY OF COOK	}

COLLATERAL TITLE CO., a Delaware corporation, having an office and place of business at c/o U.S. Bank Trust National Association, 190 South LaSalle Street, 7th Floor Chicago, Illinois  60603 (“Collateral Title”), appoints:

1.           MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company, having an office and place of business at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331 (“MBFS USA”), its employees, contractors, attorneys and agents, to act as Collateral Title’s true and lawful attorneys-in-fact to Execute all Documents that may be required to (A) reflect the lien of Collateral Title on any Certificate of Title or (B) remove Collateral Title as lienholder from any Certificate of Title upon termination of Collateral Title’s lien on the related motor vehicle; and

2.           MBFS USA and its attorneys to act as Collateral Title’s true and lawful attorneys-in-fact to (A) execute a power of attorney on behalf of Collateral Title in favor of any Dealer or Auction and any employee or agent thereof appointing any such person or entity as Collateral Title’s attorney-in-fact to Execute all Documents that may be required to (i) reflect the lien of Collateral Title on any Certificate of Title or (ii) remove Collateral Title as lienholder from any Certificate of Title upon termination of Collateral Title’s lien in the related motor vehicle and (B) otherwise convey the authority to Dealers or Auction and their employees or agents to take such actions on behalf of Collateral Title.

As used herein, (i) “Auction” means Manheim Auctions, Inc., Auto Trade Center and any other physical or electronic auction house, motor vehicle disposition agent, consignor or vendor, (ii) “Dealer” means any motor vehicle dealer, (iii) “Execute” means to prepare, execute, submit, deliver and/or file, in each case on behalf of Collateral Title, (iv) “Document” means any document, instrument, certificate or application and (v) “Certificate of Title” means any certificate of title for a motor vehicle acquired or to be acquired by any affiliate of MBFS USA.

This power of attorney will remain in full force and effect until notice of revocation in writing is delivered by Collateral Title to MBFS USA.

D-1

EXECUTED this ___ day of _____, 20__.

COLLATERAL TITLE CO.,
as Collateral Agent

By:
Name:
Title:

STATE OF	}
}
COUNTY	}

Before me, the undersigned authority, on this day personally appeared _____, known to me to be the person whose name is subscribed to the foregoing instruments, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this __ day of ____, 2___.

Notary Public - _____

D-2

EXHIBIT E

FORM OF CERTIFICATE OF SECURITY AGREEMENT PURSUANT TO
COLLATERAL AGENCY AGREEMENT SECTION 5.02

Certificate of
Security Agreement

To all persons be it hereby known that <Enter Title Holder’s Name> as owner of the vehicle specifically identified in the attached lease agreement has granted to COLLATERAL TITLE CO.  a security interest in such vehicle.  It is the intention of the parties that such security interest be reflected on the title to the lease vehicle and other appropriate official records.

These facts are hereby attested to by the duly authorized and appointed representatives of <Enter Title Holder’s Name> and COLLATERAL TITLE CO.

OWNER		LIEN HOLDER

<Enter Title Holder’s Name>		Collateral Title Co.

By	<Representative’s Signature>	By	<Representative’s Signature>

Name	<Representative’s Name>	Name	<Representative’s Name>

Title	<Title>	Title	<Title>

Official Copy

E-1

SCHEDULE 1

ARTICLE NINE SECURITY INTEREST REPRESENTATIONS AND WARRANTIES

1.           This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral (other than the Collateral Vehicles, the “Nonvehicle Collateral”) in favor of the Collateral Agent, which security interest is prior to all other Liens (other than Permitted Liens) of any Person (other than the Collateral Agent and other than as permitted by this Agreement and the other Basic Documents) and is enforceable as such as against creditors of and purchasers from the Borrower.

2.           The Nonvehicle Collateral constitutes “tangible chattel paper”, “electronic chattel paper”, “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3.           With respect to the Nonvehicle Collateral that constitutes tangible chattel paper or electronic chattel paper, the Borrower has taken all steps necessary to perfect its security interest against the obligor in the property securing the lease.

4.           The Borrower owns and has good and marketable title to the Collateral constituting the Reference Pool with respect to such Exchange Note free and clear of any Lien, claim or encumbrance of any Person.

5.           The Borrower has received all consents and approvals to the sale of the Nonvehicle Collateral hereunder to the Collateral Agent required by the terms of the Nonvehicle Collateral that constitute instruments or payment intangibles.

6.           The Borrower has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Nonvehicle Collateral granted to the Collateral Agent hereunder (to the extent that a security interest can be perfected by such filing).

7.           The Borrower has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Nonvehicle Collateral.  The instruments or tangible chattel paper that constitute or evidence the Nonvehicle Collateral do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Collateral Agent.  All financing statements filed or to be filed against the Borrower in favor of the Collateral Agent in connection herewith describing the Collateral contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

8.           With respect to Nonvehicle Collateral that constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Collateral Agent or to a custodian acting on behalf of the Collateral Agent.

9.           Other than the security interest granted to the Collateral Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, including Collateral included in a Reference Pool with respect to an Exchange Note.  The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of the collateral covering the Collateral other than any financing statement relating to the security interest granted to the Collateral Agent hereunder, any financing statement that has been terminated or any financing statement relating to any “back-up security interest” filed in connection with an Exchange Note.  The Borrower is not aware of any judgment or tax lien filings against the Borrower.

S-1-1

10.         For a Lease that is electronic chattel paper, the Borrower has not communicated an authoritative copy of the Lease that constitutes or evidences the Collateral to any Person other than the Collateral Agent.

11.          Notwithstanding any other provision of this Agreement or any other Basic Document or related transaction document, the perfection representations, warranties and covenants contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under the Basic Documents and any other related transaction document with respect to the related Exchange Note and the related asset-backed notes have been finally and fully paid and performed.

S-1-2

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(a)          All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b)          Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document.  To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c)          References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement.  References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement.  The term “or” means “and/or” and the term “including” means “including without limitation”.

(d)          The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)          Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)          References to a Person are also to its permitted successors and assigns.

(g)          References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

DEFINITIONS

“Adjusted Capitalized Cost” means, with respect to any Lease, including any Extended Lease, the amount used to calculate the Base Monthly Payment for such Lease.

“Adjusted Residual Value” means, with respect to an Extended Lease, the value of the related Vehicle at the Maturity Date as established or assigned by the Servicer at the time of such extension.

“Administration Agreement” means the Administration Agreement, dated as of August 1, 2007, between the Administrative Agent and the Collateral Agent Administrator.

“Administrative Agent” means U.S. Bank Trust, in its capacity as Administrative Agent under the Collateral Agency Agreement, and its successors in such capacity.

“Administrative Agent Basic Document” means each Basic Document to which the Administrative Agent is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Administrative Agent is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the Monthly Payment) payable to the related Lessor representing a late payment fee, a returned instrument or automatic clearing house transaction charge, an Extension Fee, Local Fees and Taxes, a purchase option fee, a service fee, disposition fee, termination fee, an allocation to the related Lessee of insurance premiums, title, license, registration and other official fees, sales or excise taxes or any other similar charge, parking tickets or any other charges which the Lessor is required to remit to a Dealer or any other third party.

“Advance” has the meaning specified in Section 2.01(a) of the Basic Collateral Agency Agreement.

“Advance Rate” means 93%, as such percentage may be amended from time to time pursuant to Section 2.03(b) of the Basic Collateral Agency Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Authorized Officer” (i) has the meaning specified in the Titling Trust Agreement with respect to the Borrower and (ii) means, with respect to (a) the Servicer, the individuals designated from time to time by the Servicer pursuant to Section 9.05(d) of the Basic Servicing Agreement; (b) the Collateral Agent Administrator, the individuals designated by the Collateral Agent Administrator from time to time pursuant to Section 2.05 of the Administration Agreement; and (c) the Administrative Agent, Exchange Note Registrar or the Collateral Agent, any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person who customarily performs functions similar to those performed by any of the foregoing having direct responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Bank Accounts” means the Revolving Facility Collection Account and, with respect to each Reference Pool, the related Reference Pool Collection Account and any related Reserve Account and Reference Pool Note Distribution Account.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Monthly Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related Lessee that provides a fixed internal rate of return, and amortizes the Adjusted Capitalized Cost of such Lease to the Residual Value of the related Vehicle over the Lease Term.

“Basic Collateral Agency Agreement” means the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023, among the Borrower, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.

“Basic Documents” means (i) the Basic Collateral Agency Agreement, (ii) the Administration Agreement, (iii) the Titling Trust Agreement, (iv) the Basic Servicing Agreement and (v) the Intercreditor Agreement, including any Joinder Agreement.

“Basic Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of May 1, 2023, among the Servicer, the Lender, the Titling Trust and the Collateral Agent.

“Beneficial Interest” means, collectively, all of the Specified Interests.

“Benefit Plan” means (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or otherwise (including, for purposes of this clause, any insurance company general account).

“BNYM” means BNY Mellon Trust of Delaware, a Delaware banking corporation.

“Booked Residual Value” means, with respect to any Lease, the value of the related Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with the Credit and Collection Policy for the purpose of determining the Base Monthly Payment.

“Borrower” means the Titling Trust, in its capacity as Borrower under the Collateral Agency Agreement, and its successors in such capacity.

“Borrower Basic Document” means each Basic Document to which the Borrower is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Borrower is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Borrowing Base” means, as of any day, the product of (i) the aggregate Net Book Value of the Leases, including any Lease to be acquired with the proceeds of an Advance proposed to be made on such day, but excluding any Lease included in any Reference Pool, and (ii) the Advance Rate.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, St. Paul, Minnesota, Wilmington, Delaware or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interest, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Certificate” means each certificate issued by the Titling Trust to or to the order of the Holders of any Series, in connection with the designation of a Specified Interest by the Holders of any Series, that at any time will collectively represent the entire Beneficial Interest in the assets allocated to such newly-created Specified Interest at such time, as more specifically described in Section 4.1(a) of the Titling Trust Agreement.

“Certificate of Security” means a certificate of security of the Borrower that evidences the Collateral Agent’s interest in one or more Vehicles, in substantially the form of Exhibit E to the Basic Collateral Agency Agreement.

“Certificate of Title” means a certificate of title of a Vehicle issued in paper form by the relevant Registrar of Titles in the jurisdiction in which the Vehicle is registered, or a record maintained by such Registrar of Titles in the form of information stored in electronic media.  However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title”.

“Certificate Register” means the register maintained pursuant to Section 5.4(a) of the Titling Trust Agreement.

“Closing Date” means August 1, 2007.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (i) all Collateral Leases, (ii) all Collateral Vehicles, (iii) all Collections on the Collateral Leases and the Collateral Vehicles, (iv) all Insurance Policies, (v) all amounts received on any Collateral Lease in respect of Dealer Recourse Rights, (vi) the Collection Accounts and (vii) all present and future claims, demands, causes of action and chooses in action in respect of the foregoing and all payments on or under and all proceeds in respect of the foregoing.

“Collateral Agency Agreement” means the Basic Collateral Agency Agreement, as supplemented in the case of, as indicated by the context, (i) a particular Exchange Note and Reference Pool, by the related Exchange Note Supplement or (ii) all Exchange Notes and Reference Pools, by all related Exchange Note Supplements.

“Collateral Agent” means Collateral Title Co., in its capacity as Collateral Agent pursuant to the Collateral Agency Agreement, and its successors in such capacity.

“Collateral Agent Administrator” means MBFS USA, in its capacity as Collateral Agent Administrator under the Administration Agreement, and its successors in such capacity.

“Collateral Agent Basic Document” means each Basic Document to which the Collateral Agent is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Collateral Agent is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Collateral Agent Vehicle” means a Vehicle the related Certificate of Title of which reflects the Collateral Agent as first lienholder.

“Collateral Assets” means the Leases and Vehicles allocated to the Mercedes-Benz Retail Specified Interest and all of the Titling Trust’s rights with respect to such Leases and Vehicles.

“Collateral Lease” means a Lease that is a Collateral Asset.

“Collateral Specification Notice” means a notice in substantially the form attached as Exhibit A to the Titling Trust Agreement directing the Titling Trust Administrator to designate a Specified Interest of the Titling Trust.

“Collateral Title” means Collateral Title Co., a Delaware corporation.

“Collateral Vehicle” means a Vehicle that is a Collateral Asset.

“Collection Account” means the Revolving Facility Collection Account or any Reference Pool Collection Account, as the context may require.

“Collection Period” means, with respect to (i) the Revolving Facility Pool, a calendar month (except that the first Collection Period will be from August 1, 2007 through November 30, 2007) and (ii) except as otherwise provided in the related Exchange Note Supplement, (a) any Exchange Note, a calendar month and (b) any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs (except that the first Collection Period will be from the related Cutoff Date through the last day of the calendar month preceding the calendar month in which such Payment Date occurs).

“Collections” means, with respect to the Revolving Facility Pool and, except as otherwise provided in the related Exchange Note Supplement or Servicing Supplement, any Reference Pool, all amounts Posted in respect of the Collateral Assets included in the Revolving Facility Pool or such Reference Pool, as the case may be (other than Administrative Charges), including all amounts Posted from the Lessees with respect to the related Leases (including all payments received under any applicable terminal rental adjustment clauses), all Servicer Advances and Pull Ahead Payments, if any, and all amounts received with respect to the sale or other disposition of the related Vehicles.

“Consolidated Tax Filings” means periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Titling Trust prepared for MBFS USA and its Affiliates on a consolidated basis.

“Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the Base Monthly Payment.

“Control” has the meaning set forth in Section 8-106 of the UCC.

“Corporate Trust Office” means, with respect to the Administrative Agent, the office of such Administrative Agent at which its corporate trust business is administered, which on the Effective Date is located at:

U.S. Bank Trust National Association
190 South LaSalle Street, Seventh Floor
Chicago, Illinois  60603
Attention:  Mercedes-Benz Vehicle Trust
Telephone:  312-332-7496

and, in the case of the Titling Trustee, at:

BNY Mellon Trust of Delaware
Attention: Corporate Trust Administration
301 Bellevue Parkway, Third Floor
Wilmington, Delaware  19809
AIM #19A-0307

or, in each case, at such other address as the party may designate by notice to the Borrower, the Servicer and, in the case of the Administrative Agent, each Exchange Noteholder.

“Covered Parties” means the Titling Trust, the Initial Beneficiary, the Lender, the Administrative Agent, the Collateral Agent and each Exchange Noteholder.

“Credit and Collection Policy” means the origination and servicing practices of the Servicer with respect to motor vehicle leases and vehicles that the Servicer originates and/or services for itself or others, as such practices may be changed from time to time at the sole discretion of the Servicer.

“Cutoff Date” means, with respect to each Exchange Note and the related Reference Pool, the date specified in the related Exchange Note Supplement.

“Daimler Retail Specified Interest” means the interest designated as such and issued under the Daimler Trust Agreement and evidenced by the “Daimler Retail Specified Interest Certificate” dated February 19, 2009.

“Daimler Trust” means Daimler Trust, a Delaware statutory trust, for which Mercedes-Benz Vehicle Trust is successor by merger pursuant to the Titling Trust Merger Documents.

“Daimler Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of April 1, 2008, among MBFS USA, Daimler Trust Holdings LLC and BNY Mellon Trust of Delaware, as amended up to January 31, 2023.

“Dealer” means a dealer who in the ordinary course of business sells or leases motor vehicles.

“Dealer Proceeds” means the amount payable to the Dealer in connection with the origination of a Vehicle (including in respect of the acquisition of such Vehicle by the Titling Trust and, if applicable, the assignment by the Dealer to the Titling Trust of the Dealer’s rights under the related Lease or Schedule thereto) minus any deductions from such amount, in each case determined in accordance with the Credit and Collection Policy.

“Dealer Recourse Rights” means, with respect to any Collateral, any and all recourse rights against the originating Dealer.

“Defaulted Lease” means, any Lease with respect to which, at any time prior to the related Maturity Date, (i) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related Payment Due Date, (ii) such Lease has been identified by the Servicer as uncollectible, (iii) the related Vehicle has been repossessed and the related Lease has been terminated or (iv) such Lease has been written off by the Servicer in accordance with the Credit and Collection Policy for writing off lease contracts for leased vehicles other than with respect to repossessions.

“Delaware Limited Liability Company Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act (currently Chapter 38 of Title 12, Sections 3801 through 3863 of the Delaware Code).

“Deposit Date” means, with respect to a Collection Period and the related Payment Date, the Business Day immediately preceding such Payment Date.

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Vehicle by the Servicer.

“Dollar” and “$” mean lawful money of the United States.

“Early Termination Event” has the meaning specified in Section 6.02(a) of the Basic Collateral Agency Agreement.

“Effective Date” means May 1, 2023.

“Effective Time” means 11:01 p.m. Eastern Time on January 31, 2023.

“Eligible Account” means an account maintained with a depository institution or trust company (i)(a) the short-term unsecured debt obligations of which are rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by (1) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (2) each Rating Agency (in the case of a particular rated financing involving an Exchange Note) or (b) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by (1) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (2) each Rating Agency (in the case of a particular rated financing involving an Exchange Note) and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.

“Eligible State” means any State in which the Titling Trust is qualified, authorized and licensed to hold title or other evidence of the interest in Vehicles.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Mileage/Wear and Tear Fee” means, with respect to any Lease or Vehicle, any applicable charge for excess mileage or excess wear and use.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Note” means a note in definitive negotiable form evidencing all or a portion of the Revolving Facility Balance that is issued in accordance with Article Four of the Basic Collateral Agency Agreement and the related Exchange Note Supplement.

“Exchange Note Balance” means, with respect to any Exchange Note and any date, the initial principal balance of such Exchange Note, as reduced by all amounts distributed on such Exchange Note and allocable to principal on or prior to such date.

“Exchange Note Default” has the meaning specified in Section 6.04(a) of the Basic Collateral Agency Agreement.

“Exchange Note Final Scheduled Payment Date” means, with respect to any Exchange Note, the date specified in such Exchange Note or in the related Exchange Note Supplement as the fixed date that the final payment of principal on such Exchange Note is due and payable.

“Exchange Note Interest Distributable Amount” means, with respect to any Exchange Note and any related Payment Date, except as otherwise specified in the related Exchange Note Supplement, the sum of:

(i)          the portion of the Exchange Note Interest Distributable Amount with respect to such Exchange Note and the immediately preceding Payment Date that was not paid on such date, and

(ii)          the product of (a) the Exchange Note Balance as of the first day of such Interest Period, (b) the applicable Exchange Note Interest Rate and (c) the day count fraction specified in the related Exchange Note Supplement.

“Exchange Note Interest Rate” means, with respect to any Exchange Note and any Interest Period, the fixed rate or floating rate specified in the related Exchange Note Supplement.

“Exchange Note Issuance Date” means the date on which an Exchange Note is issued pursuant to the Basic Collateral Agency Agreement and the related Exchange Note Supplement.

“Exchange Note Principal Distributable Amount” means the amount owed with respect to a principal payment for an Exchange Note on each applicable Payment Date.

“Exchange Note Redemption Date” means with respect to the redemption of any Exchange Note, the date on which such redemption is to occur pursuant to the terms of the applicable Servicing Supplement.

“Exchange Note Redemption Price” means, the amount payable with respect to an Exchange Note in connection with the redemption of such Exchange Note as set forth in the applicable Servicing Supplement.

“Exchange Note Register” and “Exchange Note Registrar” have the respective meanings specified in Section 4.03(a) of the Basic Collateral Agency Agreement.

“Exchange Note Registered Pledgee” means, with respect to any Exchange Note, the Person listed in the Exchange Note Register as the registered pledgee of such Exchange Note.

“Exchange Note Servicer Event of Default” has the meaning specified in Section 8.03(a) of the Basic Servicing Agreement.

“Exchange Note Supplement” means a supplement to the Basic Collateral Agency Agreement meeting the requirements of Section 4.02 of the Basic Collateral Agency Agreement that, among other things, sets forth the terms of a particular Exchange Note and the related Reference Pool.

“Exchange Noteholder” means, with respect to any Exchange Note, MBFS USA or any endorsee of such Exchange Note.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension” means, with respect to any Lease, the extension of the Maturity Date of such Lease.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

“Facility Amount” means $20 billion, as such amount may be increased or decreased from time to time pursuant to Section 2.01(f) of the Basic Collateral Agency Agreement.

“Facility Default” has the meaning specified in Section 6.01(a) of the Basic Collateral Agency Agreement.

“Facility Servicer Event of Default” has the meaning specified in Section 8.01(a) of the Basic Servicing Agreement.

“Facility Termination Date” means the tenth anniversary of the Effective Date (or, if such date is not a Business Day, the next following Business Day), as such date may be extended in accordance with Section 2.01(e) of the Basic Collateral Agency Agreement or such earlier date on which the Revolving Facility is terminated pursuant to agreement between the Borrower and the Lender or pursuant to Article Six of the Basic Collateral Agency Agreement.

“Filings” has the meaning specified in Section 3.08(c) of the Basic Servicing Agreement.

“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Capitalized Cost” means, with respect to any Lease and the related Vehicle, the amount agreed to by the Lessee at the time of origination of such Lease as the value of the Vehicle and any other items that are capitalized and amortized over the term of such Lease, including acquisition fees, taxes, insurance, service agreements and any outstanding balance from a prior motor vehicle loan or lease contract.

“Holder” means each holder of a Certificate.

“Holding Company” means Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company.

“Indemnified Person” as used in (i) the Collateral Agency Agreement, has the meaning specified in Section 8.01 of the Basic Collateral Agency Agreement, (ii) the Servicing Agreement, has the meaning specified in Section 3.03(b), (c) or (d), as applicable, of the Basic Servicing Agreement and (iii) the Administration Agreement, has the meaning specified in Section 3.02(a) of the Administration Agreement.

“Independent” means, with respect to any Person, that such Person (i) is independent of the Borrower, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of their Affiliates and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions of or for the Borrower, the Servicer or any of their respective Affiliates.

“Initial Beneficiary” means the Holding Company.

“Initial Beneficiary LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Mercedes-Benz Trust Holdings LLC, dated as of June 1, 2022, by MBFS USA, as member.

“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy; (iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 60 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Institutional Accredited Investor” means an institution that is an “Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Insurance Costs” means, with respect to any Insurance Policy, the premiums therefor, any deductibles, any trust fund payments, brokerage fees, actuarial fees, the cost of self-insurance and any co-insurance payments or any other fees to the extent such amounts or fees apply to the Titling Trust, any Lease or Vehicle.

“Insurance Expenses” means any Insurance Proceeds (i) applied to the repair of the related Vehicle, (ii) released to the related Lessee in accordance with Applicable Law or the Credit and Collection Policy or (iii) representing other related expenses incurred by the Servicer that are not otherwise included in Liquidation Expenses or Disposition Expenses but are recoverable by the Servicer under the Basic Servicing Agreement or any related Servicing Supplement.

“Insurance Policies” means any residual value, comprehensive, collision, liability, physical damage, credit or other insurance policies (including rights under any self-insurance provided by MBFS USA and assigned to the Titling Trust), and all rights thereunder, which are maintained by the Servicer, holders of any Exchange Notes, any Lessee or any Affiliate of any of the foregoing, in each case to the extent such policy or program covers or applies to any Collateral Lease, Collateral Vehicle or the ability of any Lessee to make any required payment under the related Collateral Lease or with respect to the related Collateral Vehicle, and any contingent or excess liability insurance policy or program maintained by or on behalf of the Titling Trust or with respect thereto.

“Insurance Proceeds” means, with respect to any Vehicle, Lease or Lessee, recoveries paid to the Servicer or the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance).

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of May 24, 2023, among MBFS USA, the Titling Trust, the Holding Company and the other entities that become a party thereto from time to time pursuant to a Joinder Agreement.

“Interest Period”, with respect to (i) the Revolving Facility and any Payment Date, means the related Collection Period and (ii) any Exchange Note, has the meaning specified in the related Exchange Note Supplement.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A to the Intercreditor Agreement.

“Lease” means a Master Lease or a Stand-Alone Lease.

“Lease Files” means, with respect to any Lease and Lessee, (i) the original, fully executed Lease (which, in the case of a Master Lease, includes each Schedule thereto, or electronic copies of such documents that satisfy Section 9-105 of the UCC), (ii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer standards required by Applicable Law, (iii) the original Certificate or Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with the Credit and Collection Policy indicating that title to each related Vehicle is in the name of the Titling Trust (or such other name as permitted by the Titling Trust Agreement) and, if such Vehicle is a Collateral Agent Vehicle, noting on the related Certificate of Title, the Lien of the Collateral Agent and (iv) any and all other documents that the Servicer keeps on file in accordance with the Credit and Collection Policy relating to such Lease, each related Vehicle or the related Lessee, including any written agreements modifying such Lease (including any extension agreements).

“Lease Number” means, with respect to any Lease, the identifying number, if any, assigned to such Lease by the Servicer on its internal books and records.

“Lease Term” means the term of each Lease.

“Lender” means MBFS USA, in its capacity as Lender under the Collateral Agency Agreement, and its successors in such capacity.

“Lessee” means the lessee of a Vehicle or any Person who is obligated to make payments on the related Lease (other than any Dealer in respect of any recourse rights against the Dealer).

“Lessee Obligation” means, with respect to any Lease or Vehicle, due and unpaid fines, taxes, administrative obligations and any other similar obligations owed by the related Lessee under such Lease.

“Lessor” means each Person who is the lessor under a Lease or the assignee thereof, including the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Liquidated Lease” means, with respect to any Collection Period, a Lease:  (i) in respect of which the related Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease, (ii) that terminated more than 120 days prior to the end of such Collection Period and the related Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period or (iii) in respect of which the Servicer’s records, in accordance with the Credit and Collection Policy, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related Vehicle.

“Liquidated Vehicle” means the Vehicle related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related Lessee) or other expenses incurred prior to repossession, recovery or return of the related Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of such Liquidated Vehicle that has been repossessed, recovered or returned or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by Applicable Law or under the terms of the related Liquidated Lease to be remitted to the related Lessee.

“Liquidation Proceeds” means gross amounts (other than Administrative Charges) received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, whether from the sale or other disposition of the related Vehicle (irrespective of whether or not such proceeds exceed the related Residual Value), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the related Lease, receipt of Net Insurance Proceeds, application of the related security deposit, the proceeds of any disposition fees or otherwise.

“Local Fees and Taxes” means, with respect to any Lease, the sum of the amounts set forth in such Lease that are to be applied to pay any sales and use and/or monthly rental receipts tax and to offset personal property and ad valorem taxes and other administrative costs.

“Master Lease” means a lease agreement between the Titling Trust (or entered into by a Dealer, MBFS USA or other Person and assigned to the Titling Trust) and a Lessee under which the Titling Trust will from time to time purchase one or more Vehicles at the direction of the Lessee and lease such Vehicles to the Lessee pursuant to the terms set forth in one or more Schedules to such Master Lease, and includes all Schedules thereto.

“Matured Vehicle” as of any date means any Vehicle the related Lease of which has reached its Maturity Date or has been terminated by the related Lessee prior to the Maturity Date (and the Lessee is not in default under such Lease).

“Matured Vehicle Inventory” means, as of any date, all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to the Basic Servicing Agreement.

“Maturity Date” means, with respect to any Lease, the date set forth in the related Lease (or Schedule thereto, as applicable) is scheduled to terminate as set forth in such Lease (or Schedule, as the case may be) at its date of origination or, in the case of an Extended Lease, the revised termination date.

“MBFS Remittance Conditions” means that MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Mercedes-Benz Group AG and Mercedes-Benz Group AG’s short-term unsecured debt obligations are rated (i) “investment grade” by at least one nationally recognized rating agency (in the case of the Revolving Facility), and (ii) except as otherwise provided in the related Servicing Supplement or Exchange Note Supplement, at least “A-2” by Standard & Poor’s and “P-2” by Moody’s (in the case of a financing involving an Exchange Note), with split ratings resulting in using the lower rating.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company.

“Mercedes-Benz Specified Interest” means the Specified Interest designated as the “Mercedes-Benz Specified Interest” pursuant to a Collateral Specification Notice relating thereto.

“Mercedes-Benz Specified Interest Certificate” means the Certificate issued by the Titling Trust representing the entire Beneficial Interest in the Collateral Assets.

“Mercedes-Benz Group AG” means Mercedes-Benz Group AG, a company organized under the laws of Germany.

“Mercedes-Benz Retail Specified Interest” means the Specified Interest known as the “Mercedes-Benz Retail Specified Interest” as to which the Specified Assets as of the Effective Time consisted of all assets previously allocated to the Daimler Retail Specified Interest issued under the Daimler Trust Agreement, all as further specified in the Titling Trust Specification Notice related thereto.

“Monthly Exchange Note Report” a monthly servicing report in respect of a Reference Pool prepared by the Servicer, delivered pursuant to the related Servicing Supplement and in substantially the form of an Exhibit thereto.

“Monthly Payment” means, with respect to any (i) Stand-Alone Lease, the amount of each fixed monthly payment payable monthly in advance by the Lessee to the Lessor in accordance with the terms thereof, equal to the sum of the Base Monthly Payment plus the Local Fees and Taxes and (ii) Master Lease, the periodic payment in respect of rent with respect to the applicable Vehicle under the related Lease.

“Monthly Remittance Condition” means that (i) the MBFS Remittance Conditions are met, (ii) no Facility Servicer Event of Default has occurred and (iii) in the case of (a) the Revolving Facility, no Revolving Facility Servicer Event of Default has occurred or (b) a Reference Pool, no Exchange Note Servicer Event of Default relating to such Reference Pool has occurred.

“Monthly Revolving Facility Report” a monthly servicing report in respect of the Revolving Facility Pool prepared and delivered by the Servicer pursuant to Section 9.01 of the Basic Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Book Value” means, with respect to any Lease as of any day, the Gross Capitalized Cost of such Lease minus accumulated depreciation of the related Vehicle.

“Net Insurance Proceeds” means Insurance Proceeds, net of related Insurance Expenses.

“Net Liquidation Proceeds” means Liquidation Proceeds, net of related Liquidation Expenses.

“New York UCC” means the UCC as in effect in the State of New York.

“Nonrecoverable Advance” means a Servicer Advance made in respect of a Lease allocated to the Revolving Facility Pool or a Reference Pool pursuant to Section 6.04(a) of the Basic Servicing Agreement that the Servicer determines in its sole discretion is not recoverable from payments made on or in respect of the related Lease (including from Net Liquidation Proceeds).

“Officer’s Certificate” means, with respect to the Borrower, the Servicer or any other entity, a certificate signed by an Authorized Officer of the Borrower, the Servicer or such other entity, as the case may be.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in a Basic Document, be employees of or counsel to the Borrower or an Affiliate of the Borrower and, in the case of an opinion of counsel to be delivered to a party to the Basic Documents or another entity, (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to such recipient.

“Other Assets” has the meaning specified in Section 10.07(b)(ii) of the Basic Collateral Agency Agreement.

“Other Liabilities” has the meaning specified in Section 10.07(c) of the Basic Collateral Agency Agreement.

“Outstanding” means, with respect to the Exchange Notes as of any date, all Exchange Notes authenticated and delivered under any Exchange Note Supplement on or before such date except:

(i)          Exchange Notes that have been cancelled by the Borrower or delivered to the Administrative Agent for cancellation;

(ii)         Exchange Notes or portions of Exchange Notes to the extent an amount necessary to pay all or such portion of such Exchange Notes has been deposited with the Administrative Agent in trust for the Exchange Noteholders of such Exchange Notes on or before such date, provided that if such Exchange Notes are to be redeemed, notice of such redemption has been duly given pursuant to any Exchange Note Supplement or provision for such notice has been made, satisfactory to the Administrative Agent; and

(iii)        Exchange Notes in exchange for or in lieu of which other Exchange Notes have been authenticated and delivered pursuant to an Exchange Note Supplement unless proof satisfactory to the Administrative Agent is presented that a Protected Purchaser holds any such Exchange Notes;

provided that in determining (a) whether the Exchange Noteholders of Exchange Notes evidencing the requisite Exchange Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Exchange Notes owned by the Borrower, the Servicer and any of their respective Affiliates other than a special purpose entity created for purposes of issuing securities collateralized by an Exchange Note will be disregarded and deemed not to be Outstanding and (b) whether the Administrative Agent is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Exchange Notes that an Authorized Officer of the Administrative Agent knows to be so owned will be disregarded and deemed not to be Outstanding.  Exchange Notes owned by the Borrower, the Servicer or any of their respective Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Agent the pledgee’s right to act with respect to such Exchange Notes and that the pledgee is not the Borrower, the Servicer or any of their respective Affiliates.

“Pass-Through Entity” means, for federal income tax purposes, a partnership, grantor trust or S corporation (as such term is defined in the Code)

“Payment Ahead” means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a Lease in excess of the Monthly Payment due with respect to such Lease.

“Payment Allocation Percentage” means, with respect to any Master Lease and the Revolving Pool or any Reference Pool, a fraction, expressed as a percentage, (i) the numerator of which equals the Total Amount Due with respect to all Vehicles relating to such Master Lease that have been allocated to such Revolving Pool or Reference Pool, as the case may be, and (ii) the denominator of which equals the Total Amount Due with respect to such Master Lease as a whole.

“Payment Date” means, with respect to (i) the Revolving Facility, the last day of each calendar month, beginning in December 2007 and (ii) any Exchange Note, the dates specified in the related Exchange Note Supplement.

“Payment Due Date” means, with respect to any Lease, the date each month on which Monthly Payments are due under such Lease.

“Payment Information” has the meaning specified in Section 6.02(c)(i) of the Basic Servicing Agreement.

“Payoff” means amounts paid to purchase a Vehicle pursuant to the related Lease.

“Permitted Investments” means, with respect to any Collection Account (and except, in the case of a Reference Pool Collection Account, to the extent otherwise provided in the related Exchange Note Supplement or Servicing Supplement), book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Deposit Date relating to the next Payment Date that evidence:

(i)          direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(ii)         demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating;

(iii)        commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest therein, the Required Rating;

(iv)        investments in money market funds having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Administrative Agent or any of its Affiliates is investment manager or advisor);

(v)          repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(vi)        in the case of the Revolving Facility, such other investments as may be acceptable to the Titling Trustee and the Collateral Agent; and

(vii)       in the case of a Reference Pool, such other investments as may be acceptable to each Rating Agency.

Notwithstanding the foregoing, (a) except as otherwise provided in the related Servicing Supplement, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day immediately preceding the date on which such funds are required to be available for application pursuant to any related Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related Bank Account is located is the obligor, which may mature on such date), and shall be held to such maturity, (b) no Permitted Investment may be purchased at a premium, (c) no obligation or security may be a Permitted Investment unless (1) the Titling Trustee or a related Securitization Trustee has Control over such obligation or security and (2) at the time such obligation or security was delivered to the Titling Trustee or a related Securitization Trustee or the Titling Trustee or a related Security Trustee became the related Entitlement Holder, such entity did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC and (d) any reference to the highest available credit rating of an obligation shall exclude any “+” signs associated with such rating.

“Permitted Lien” means, with respect to any Lease or Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Lease or Vehicle by operation of law and arises solely as a result of an action or omission of the related Lessee.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, Governmental Authority, any department or agency of any Governmental Authority or any other entity of whatever nature.

“Posted” means, with respect to any amount, except as otherwise specified in the Basic Servicing Agreement or, if applicable, the related Servicing Supplement, that the Servicer has received, identified and posted such amount to a particular Lessee’s account in the Servicer’s receivable system in accordance with the Credit and Collection Policy, the Basic Servicing Agreement and, if applicable, the related Servicing Supplement.

“Potential Early Termination Event” means any occurrence that is, or with lapse of time or both would become, an Early Termination Event.

“Potential Exchange Note Default” means any occurrence that is, or with notice or lapse of time or both would become, an Exchange Note Default.

“Potential Facility Default” means any occurrence that is, or with notice or the lapse of time or both would become, a Facility Default.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Pull Ahead Lease” means a Lease with respect to which the related Lessee has elected to terminate such Lease prior to its Maturity Date by delivering the related Vehicle to a Dealer in connection with a Pull Ahead Program.

“Pull Ahead Payment” means, with respect to any Pull Ahead Lease, payments made by a Pull Ahead Payment Provider in an amount equal to all waived Monthly Payments in connection with a Pull Ahead Program.

“Pull Ahead Payment Provider” means Mercedes-Benz USA LLC or an Affiliate thereof that makes payments to the Servicer in connection with a Pull Ahead Program.

“Pull Ahead Program” means any program instituted by the Servicer or an Affiliate thereof pursuant to which a Lessee shall be permitted to terminate its Lease prior to the Maturity Date without payment by the Lessee of all or a portion of the remaining Monthly Payments due in accordance with the terms of the related Lease.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A under the Securities Act.

“Rating Agency” means each nationally recognized rating agency identified in an Exchange Note Supplement that issues a rating on one or more classes or series of securities issued in connection with a financing involving the related Exchange Note.

“Reference Pool” has the meaning specified in Section 4.01(b) of the Basic Collateral Agency Agreement.

“Reference Pool Collection Account” means any account designated as such with respect to any Reference Pool pursuant to Section 5.02(b) of the Basic Servicing Agreement.

“Reference Pool Note Distribution Account” means any account designated as such with respect to any Reference Pool pursuant to Section 5.02(b) of the Basic Servicing Agreement.

“Reference Pool Servicing Fee” has, with respect to any Reference Pool, the meaning specified in the related Servicing Supplement.

“Registered Pledgee” means, with respect to any Certificate, the Person who is listed in the Certificate Register as the registered pledgee of such Certificate.

“Registrar of Titles” means the applicable department, agency or official in a State responsible for accepting applications and maintaining records relating to Certificates of Title and Liens thereupon.

“Required Rating” means, that the short-term unsecured debt obligations of an entity are rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by (i) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (ii) each Rating Agency (in the case of a particular rated financing involving an Exchange Note).

“Reserve Account” means the account designated as such with respect to a Reference Pool pursuant to the related Servicing Supplement.

“Residual Value” means, with respect to any Lease, its Booked Residual Value or Adjusted Residual Value, as the case may be.

“Revolving Facility” means the uncommitted revolving credit facility provided by the Lender to the Borrower pursuant to Section 2.01 of the Basic Collateral Agency Agreement.

“Revolving Facility Balance” means, as of any date, the unpaid principal amount of all Advances outstanding under the Collateral Agency Agreement, minus the initial Exchange Note Balance of all Exchange Notes issued on or prior to such date.

“Revolving Facility Collection Account” means any account designated as such with respect to the Revolving Facility pursuant to Section 5.02(a) of the Basic Servicing Agreement.

“Revolving Facility Interest Distributable Amount” means, with respect to any Payment Date and the related Interest Period, the sum of:

(i)          the portion of the Revolving Facility Interest Distributable Amount with respect to the immediately preceding Payment Date that was not paid on such date; and

(ii)         the product of (a) the sum of the Revolving Facility Balance as of the first day of the Interest Period and the Revolving Facility Balance as of the last day of the Interest Period, divided by two, (b) the Revolving Facility Interest Rate and (c) the quotient of 30 divided by 360.

“Revolving Facility Interest Rate” means, with respect to any Interest Period, the floating rate determined by the Servicer for such Interest Period plus the spread (if any), each as determined in accordance with the terms set forth in Exhibit B to the Basic Collateral Agency Agreement, as such terms may be modified from time to time pursuant to Section 2.03(b) of the Basic Collateral Agency Agreement.

“Revolving Facility Pool” means all Collateral Leases owned by the Titling Trust other than those Collateral Leases designated as part of, and allocated, to a Reference Pool.

“Revolving Facility Pool Servicing Fee” means, with respect to any Collection Period, a fee payable by the Holding Company as Holder of the Mercedes-Benz Retail Specified Interest Certificate to the Servicer in an amount equal to the product of (i) one-twelfth of 1.00% and (ii) the aggregate Net Book Value of the Leases in the Revolving Facility Pool as of the open of business on the first day of such Collection Period.

“Revolving Facility Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, an amount equal to the excess, if any, of (i) the Revolving Facility Balance as of the open of business on the first day of such Collection Period over (ii) the Revolving Facility Balance as of the close of business on the last day of such Collection Period.

“Revolving Facility Servicer Event of Default” has the meaning specified in Section 8.02(a) of the Basic Servicing Agreement.

“Revolving Period” means the period beginning on and including the Closing Date and ending on but excluding the earlier of (i) the Facility Termination Date or (ii) the date on which the Lender terminates the Revolving Period pursuant to Section 2.01(e) or Section 6.02(c) of the Basic Collateral Agency Agreement.

“Schedule” means a schedule to a Master Lease which sets forth the term (or minimum and/or maximum term), Monthly Payments and any final payments (or means of computing the same) and other terms and conditions under which the Titling Trust will lease one or more Vehicles identified in such Schedule to the applicable Lessee.

“Schedule Number” means, with respect to any Schedule, the identifying number assigned to such Schedule by the Servicer on its internal books and records.

“Schedule of Reference Pool Assets” means, with respect to any Reference Pool, the Schedule of Reference Pool Assets attached to the related Exchange Note Supplement.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means (i) the payment of principal of, and interest on, the Revolving Facility Balance and the Exchange Note Balance and (ii) compliance by the Borrower with the provisions of the Collateral Agency Agreement.

“Secured Parties” means the Lender and each Exchange Noteholder.

“Securities” has the meaning specified in the Titling Trust Agreement.

“Securities Act” means the Securities Act of 1933.

“Securitization Trustee” means, in the case of a financing involving an Exchange Note, any related owner trustee or indenture trustee.

“Series” means all of the Certificates issued in connection with a Specified Interest.

“Servicer” means MBFS USA, in its capacity as servicer with respect to the Mercedes-Benz Retail Specified Interest pursuant to the Servicing Agreement, and its successors in such capacity.

“Servicer Advance” means an amount equal to the Monthly Payment for a Lease minus the payment actually received on such Lease during a Collection Period, as more specifically described in Section 6.04(a) of the Basic Servicing Agreement.

“Servicer Basic Document” means each Basic Document to which the Servicer is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Servicer is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Servicer Event of Default” means a Facility Servicer Event of Default, a Revolving Facility Servicer Event of Default or an Exchange Note Servicer Event of Default, as the context requires.

“Servicer Letter of Credit” means, with respect to any Exchange Note and Reference Pool, a cash account or a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company or financial institution whose short-term credit obligations have the Required Rating and providing that the Titling Trustee or the related indenture trustee or owner trustee, as the case may be, may withdraw therefrom or draw thereupon in the event that the Monthly Remittance Condition is not satisfied and the Servicer fails to deposit Collections in respect of a Collection Period into the related account by the related Deposit Date or Payment Date, as the case may be, which cash account, letter of credit, surety bond or insurance policy is acceptable to each Rating Agency.

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented in the case of, as indicated by the context, (i) a particular Exchange Note and Reference Pool, by the related Servicing Supplement or (ii) all Exchange Notes and Reference Pools, by all related Servicing Supplements.

“Servicing Fee” means, with respect to any Collection Period, the sum of the Revolving Facility Pool Servicing Fee and the Reference Pool Servicing Fees, if any.

“Servicing Supplement” means a supplement to the Basic Servicing Agreement, as specified in Section 2.02 of the Basic Servicing Agreement.

“Similar Law” means any non-U.S., federal, State or local law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Specified Assets” mean the Titling Trust Assets allocated to a Specified Interest, as more specifically described in Section 4.1 of the Titling Trust Agreement.

“Specified Asset Amount” means, with respect to the Mercedes-Benz Retail Specified Interest as of any date, the aggregate Net Book Value of the Revolving Facility Pool as of such date or, if no date is specified, as of the open of business on the first day of the Collection Period in which such date occurs.

“Specified Interest” means a separate series of beneficial interest within the Titling Trust, as more specifically described in Section 4.1 of the Titling Trust Agreement.

“Stand-Alone Lease” means a lease agreement (other than a Master Lease) between the Titling Trust (or entered into by a Dealer, MBFS USA or other Person and assigned to the Titling Trust) and a Lessee.

“Standard & Poor’s” means S&P Global Ratings.

“State” means any State or Commonwealth of the United States or the District of Columbia.

“Titling Trust” means Mercedes-Benz Vehicle Trust, a Delaware statutory trust, established pursuant to the Titling Trust Agreement.

“Titling Trust Administrator” means MBFS USA, in its capacity as Titling Trust Administrator under the Titling Trust Agreement, and its successors in such capacity.

“Titling Trust Administrator Fee” means, with respect to the Titling Trust and any Specified Interest, the Specified Asset Titling Trust Administrator Fee (as such term is defined in the Titling Trust Agreement) with respect to such Specified Interest.

“Titling Trust Agreement” means the Amended and Restated Trust Agreement, dated and effective as of January 31, 2023, among Mercedes-Benz Trust Holdings LLC, as Initial Beneficiary, MBFS USA, as Titling Trust Administrator, and BNYM, as Titling Trustee.

“Titling Trust Assets” means Leases, Vehicles and related assets owned by the Titling Trust.

“Titling Trust Merger Documents” means (i) the Merger Agreement, dated as of January 31, 2023, among Daimler Trust, as target trust, Mercedes-Benz Vehicle Trust, as surviving trust, the Titling Trustee and the Initial Beneficiary and (ii) the Assumption Agreement of Mercedes-Benz Vehicle Trust, dated as of January 31, 2023, among Mercedes-Benz Vehicle Trust,  the Initial Beneficiary and MBFS USA.

“Titling Trust Note” means, with respect to any Titling Trust Note Specified Interest, a promissory note or other debt obligation of the Titling Trust, acting solely with respect to such Specified Interest, which may be secured by the related Specified Assets.

“Titling Trust Note Indenture” means, with respect to any Titling Trust Note, the indenture, deed of trust, pooling and servicing agreement, revolving credit agreement or similar agreement or document pursuant to which such Titling Trust Note is issued (which may, for avoidance of doubt, include a single indenture or other document entered into with respect to more than one Specified Interest or series of Titling Trust Notes).

“Titling Trust Note Specified Interest” means a Specified Interest, the terms of which include that Titling Trust Notes may be issued by the Titling Trust with respect to such Specified Interest.

“Titling Trust Noteholder” means a registered holder of a Titling Trust Note, under the terms of the related Titling Trust Note Indenture.

“Titling Trust Specification Notice” means a notice executed by the Initial Beneficiary and delivered by the Initial Beneficiary to the Titling Trust Administrator at least one business day prior to the creation of any Specified Interest, setting forth the terms of such Specified Interest and the related Series.

“Titling Trustee” means BNYM, in its capacity as trustee under the Titling Trust Agreement, and its successors in such capacity.

“Total Amount Due” means, with respect to any Master Lease or any related Vehicle and any Collection Period, the total amount due from the Lessee thereunder with respect to such Collection Period, including any Monthly Payment, any final payment and any payments in respect of costs, fees, expenses, indemnities or other amounts under the terms of such Master Lease, plus any due and unpaid Total Amount Due from the preceding Collection Period, in each case whether or not such amounts actually have been received during the current Collection Period.

“Transfer” means, with respect to an Exchange Note, any sale, transfer, assignment, participation, pledge or other disposition.

“Transferee Representation Letter” means a representation letter by a transferee of an Exchange Note, in substantially the form of Exhibit C to the Basic Collateral Agency Agreement.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“Trustee Fee” has the meaning specified in the Titling Trust Agreement.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“United States” or “U.S.” means the United States of America.

“U.S. Bank Trust” means U.S. Bank Trust National Association, a national banking association.

“Vehicle” means each motor vehicle, together with all attached items or accessories, that is subject to a Lease.